                                                       Exhibit 10.5


                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           Dated as of March 14, 1997

                                      among

                              ANVIL KNITWEAR, INC.,

                                  as Borrower,

                              ANVIL HOLDINGS, INC.,

                            and certain Subsidiaries,

                                 as Guarantors,

                          THE BANKS IDENTIFIED HEREIN,

                                       AND

                               NATIONSBANK, N.A.,

                                    as Agent,

                                       AND

                            BANK OF AMERICA ILLINOIS,

                          BANQUE NATIONALE DE PARIS and

                             HELLER FINANCIAL, INC.,

                                  as Co-Agents

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS....................................1
         1.1 Definitions.......................................................1
         1.2 Computation of Time Periods, etc.................................24
         1.3 Accounting Terms.................................................24
SECTION 2  CREDIT FACILITIES..................................................25
         2.1 Revolving Loans..................................................25
         2.2 Interest.........................................................27
         2.3 Conversion.......................................................27
         2.4 Letter of Credit Subfacility.....................................28
         2.5 Conditions of Lending............................................33
         2.6 Termination of Commitments.......................................34
         2.7 Fees.............................................................34
         2.8 Prepayments......................................................35
         2.9 Increased Costs, Illegality, etc.................................36
         2.10 Capital Adequacy................................................37
         2.11 Compensation....................................................38
         2.12 Taxes...........................................................39
         2.13 Indemnification; Nature of Issuing Bank's Duties................41
         2.14 Change of Lending Office........................................43
         2.15 Payments and Computations.......................................43
         2.16 Pro Rata Treatment..............................................44
         2.17 Sharing of Payments.............................................44
SECTION 3  GUARANTEE..........................................................45
         3.1 The Guarantee....................................................45
         3.2 Obligations Unconditional........................................45
         3.3 Reinstatement....................................................47
         3.4 Certain Additional Waivers.......................................47
         3.5 Remedies.........................................................47
         3.6 Continuing Guarantee.............................................48
         3.7 Rights of Contribution...........................................48
SECTION 4  CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL
         LETTERS OF CREDIT....................................................49
         4.1 Executed Credit Documents........................................49
         4.2 No Default; Representations and Warranties.......................49
         4.3 Opinion of Counsel...............................................49
         4.4 Solvency.........................................................49
         4.5 Liability and Casualty Insurance.................................50
         4.6 Corporate Documents..............................................50
         4.7 Recapitalization.................................................51
         4.8 Availability.....................................................51
         4.9 Payment of Fees..................................................52

SECTION 5  REPRESENTATIONS AND WARRANTIES.....................................52
         5.1 Organization and Good Standing...................................52
         5.2 Due Authorization................................................52
         5.3 No Conflicts.....................................................52
         5.4 Consents.........................................................53
         5.5 Enforceable Obligations..........................................53
         5.6 Financial Condition..............................................53
         5.7 No Default.......................................................53
         5.8 Liens............................................................53
         5.9 Indebtedness.....................................................54
         5.10 Litigation......................................................54
         5.11 Material Agreements.............................................54
         5.12 Taxes...........................................................54
         5.13 Compliance with Law.............................................55
         5.14 ERISA...........................................................55
         5.15 Subsidiaries....................................................55
         5.16 Use of Proceeds; Margin Stock...................................55
         5.17 Government Regulation...........................................56
         5.18 Hazardous Substances............................................56
         5.19 Patents, Franchises, etc........................................56
         5.20 Solvency........................................................57
         5.21 No Material Misstatements.......................................57
SECTION 6  AFFIRMATIVE COVENANTS..............................................57
         6.1 Information Covenants............................................57
         6.2 Preservation of Existence and Franchises.........................60
         6.3 Books, Records and Inspections...................................60
         6.4 Compliance with Law..............................................60
         6.5 Payment of Taxes and Other Indebtedness..........................60
         6.6 Insurance........................................................61
         6.7 Maintenance of Property..........................................61
         6.8 Performance of Obligations.......................................61
         6.9 ERISA............................................................61
         6.10 Use of Proceeds.................................................62
         6.11 Financial Covenants.............................................62
         6.12 Additional Subsidiary Guarantors................................63
         6.13 Pledged Assets..................................................64
         6.14 Title Commitment, Survey and Flood Hazard Certification.........65
         6.15 Equity Transactions.............................................65
         6.16 Anvil (Czech), Inc..............................................65

SECTION 7  NEGATIVE COVENANTS.................................................66
         7.1 Indebtedness.....................................................66
         7.2 Liens............................................................67
         7.3 Nature of Business...............................................67
         7.4 Consolidation, Merger, Sale of Assets, etc.......................67
         7.5 Investments......................................................69
         7.6 Prepayments of Indebtedness, etc.................................69
         7.7 Restricted Payments..............................................70
         7.8 Transactions with Affiliates.....................................71
         7.9 Ownership of Subsidiaries........................................71
         7.10 Fiscal Year.....................................................71
         7.11 Exchange Debentures.............................................72
SECTION 8  EVENTS OF DEFAULT..................................................72
         8.1 Events of Default................................................72
         8.2 Acceleration; Remedies...........................................75
SECTION 9  AGENCY PROVISIONS..................................................76
         9.1 Appointment......................................................76
         9.2 Delegation of Duties.............................................76
         9.3 Exculpatory Provisions...........................................76
         9.4 Reliance on Communications.......................................77
         9.5 Notice of Default................................................77
         9.6 Non-Reliance on Agent and Other Banks............................78
         9.7 Indemnification..................................................78
         9.8 Agent in Its Individual Capacity.................................79
         9.9 Successor Agent..................................................79
         9.10 Co-Agents.......................................................79
SECTION 10  MISCELLANEOUS.....................................................80
         10.1 Notices.........................................................80
         10.2 Right of Set-Off................................................81
         10.3 Benefit of Agreement............................................81
         10.4 No Waiver; Remedies Cumulative..................................83
         10.5 Payment of Expenses, etc........................................84
         10.6 Amendments, Waivers and Consents................................84
         10.7 Counterparts....................................................85
         10.8 Headings........................................................85
         10.9 Survival of Indemnification.....................................85
         10.10 Governing Law; Submission to Jurisdiction; Venue...............85
         10.11 Severability...................................................86
         10.12 Entirety.......................................................86
         10.13 Survival of Representations and Warranties.....................86
         10.14 Confidentiality................................................87
         10.15 Waiver of Jury Trial...........................................87
         10.16 Binding Effect; Termination of Existing Credit Agreement.......87

                                    Schedules
                                    ---------

         Schedule 1.1A                      Existing Letters of Credit
         Schedule 2.1(a)                    Lenders
         Schedule 2.1(b)                    Form of Notice of Borrowing
         Schedule 2.1(e)                    Form of Revolving Note
         Schedule 2.3                       Form of Notice of Conversion
         Schedule 5.9                       Indebtedness
         Schedule 5.10                      Litigation
         Schedule 5.13                      Compliance with Laws
         Schedule 5.15                      Subsidiaries
         Schedule 5.18                      Environmental Disclosures
         Schedule 5.19                      Intellectual Property
         Schedule 6.1(d)                    Form of Borrowing Base Certificate
         Schedule 6.1(e)                    Form of Officer's Certificate
         Schedule 6.6                       Insurance
         Schedule 6.12                      Form of Joinder Agreement
         Schedule 7.2                       Existing Liens
         Schedule 10.3(b)                   Form of Assignment and Acceptance

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 14, 1997 (the "Credit Agreement"), is by and among ANVIL KNITWEAR, INC., a Delaware corporation (the "Borrower"), ANVIL HOLDINGS, INC., a Delaware corporation (the "Parent Company"), the Subsidiaries of the Borrower identified on the signature pages hereto and such other Subsidiaries of the Borrower which may hereafter become a Guarantor in accordance with the terms hereof (hereinafter together with the Parent Company sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), the various banks and lending institutions identified on the signature pages hereto (each a "Bank" and collectively, the "Banks"), NATIONSBANK, N.A. (successor in interest to NationsBank, N.A. (Carolinas)), as agent for the Banks (in such capacity, the "Agent") and BANK OF AMERICA ILLINOIS, BANQUE NATIONALE DE PARIS and HELLER FINANCIAL, INC., as co-agents for the Banks (in such capacities, the "Co-Agents").

                               W I T N E S S E T H

      WHEREAS, the Borrower and the Guarantors have requested that the Banks provide an $55,000,000 credit facility for the purposes hereinafter set forth;

      WHEREAS, the Banks have agreed to make the requested credit facility available to the Borrower, and the Agent has accepted its duties hereunder, all on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

      1.1 Definitions.

      As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "Acquisition" means the purchase (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of (i) all or substantially all of the assets of another

      Person or (ii) shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of another Person.

            "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 6.12.

            "Adjusted Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the rate obtained by dividing (a) the offered quotation to first-class banks by NationsBank for deposits in U.S. dollars in the London interbank Eurodollar market at 11:00 A.M. (London time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period, in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions, extensions and renewals) and for a period equal to such Interest Period (rounded to the nearest 1/16th of 1%) by (b) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities, as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Reserve Percentage is determined.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means the agent for the Banks under this Credit Agreement as identified in the recital of parties hereinabove, and any successors and assigns in such capacity pursuant to Section 9.9.

            "Agent's Fee Letter" means the letter agreement, dated as of February 12, 1997, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

            "Agent's Fees" shall have such meaning as provided in Section
      2.7(a).

            "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Commitment Fee for any day for purposes of Section 2.7(b) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 2.7(c)(i), the appropriate applicable percentage corresponding to the Ave. Funded Debt to Consolidated EBITDA Ratio in effect as of the most recent Calculation Date:

                                                         Applicable Margin

           Ave. Funded Debt
Pricing     to Consolidated        Eurodollar         Base Rate          Standby          Commitment
 Level       EBITDA Ratio        Revolving Loans   Revolving Loans   Letters of Credit       Fee

   I             > 4.75                2.50%             1.50%              2.75%            0.50 %

  II      > 4.25 but < = 4.75          2.25%             1.25%              2.50%            0.50 %

  III     > 3.75 but < = 4.25          2.00%             1.00%              2.25%            0.50 %

  IV      > 3.25 but < = 3.75          1.75%             0.75%              2.00%            0.375 %

   V      > 2.75 but < = 3.25          1.50%             0.50%              1.75%            0.375 %

  VI            < = 2.75               1.25%             0.25%              1.50%           0.3125 %

      The Applicable Margins shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 6.1(e); provided, however that the initial Applicable Margins shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the then current Ave. Funded Debt to Consolidated EBITDA Ratio. Each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date.

            "Asheville Property" means the property owned by the Borrower in Swannanoa, Buncombe County, North Carolina.

            "Asset Sale" means the sale, lease, conveyance or other disposition of any assets, including, without limitation, (i) by way of a sale and leaseback, (ii) any disposition by means of a merger, consolidation or similar transaction, (iii) the sale or other transfer of any of the capital stock of any Subsidiary and (iv) any "Asset Sale" as defined in any Recapitalization Document; provided that Asset Sales shall not include any Specified Sale, any Recovery Event or any Equity Transaction.

            "Ave. Funded Debt" means, as of the date of determination, the arithmetic average of Consolidated Funded Debt (except with respect to the fiscal quarter ended February 1, 1997, which for purposes of the calculation of Ave. Funded Debt hereunder, Consolidated Funded Debt for the fiscal quarter ended February 1, 1997, shall be deemed to be the aggregate amount of Consolidated Funded Debt on the Closing Date immediately after giving effect to the initial Extensions of Credit hereunder, the Recapitalization and the issuance of the Senior Notes) as of (i) the end of the fiscal quarter most recently ended, commencing with the fiscal quarter ended February 1, 1997, and (ii) the end of each of the three fiscal quarters immediately preceding such fiscal quarter, except that prior to January 31, 1998, as of the end of the fiscal quarters occurring after February 1, 1997.

            "Ave. Funded Debt to Consolidated EBITDA Ratio" means, at the end of each fiscal quarter, the ratio of (i) Ave. Funded Debt as of such date to
      (ii) Consolidated EBITDA for the period of four consecutive quarters then ended.

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Base Rate" means, for any day, a rate per annum (rounded if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Base Rate Loan" means a Revolving Loan which bears interest based on the Base Rate.

            "Borrower" means Anvil Knitwear, Inc., a Delaware corporation as identified and defined in the opening paragraph hereof.

            "Borrower Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Banks, the Agent and the Issuing Bank (including the obligations to pay principal of and interest on the Revolving Loans, to pay LOC Obligations, to pay all Fees, to provide cash collateral in respect of Letters of Credit, to pay certain expenses and the obligations arising in connection with various indemnities in respect thereof) whenever arising, under this Credit Agreement, the Revolving Notes or any of the other Credit Documents to which the Borrower is a party and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Bank, or any Affiliate of a Bank, arising under any Hedging Agreement.

            "Borrowing Base" means, as of any day, the sum of (i) 85% of Eligible Receivables, plus (ii) 60% of Eligible Raw Materials Inventory, plus (iii) 50% of Eligible Finished Goods Inventory plus (iv) 50% of Eligible Equipment plus (v) 50% of Eligible Real Estate, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Banks in accordance with the terms of Section 6.1(d).

            "BRS" means Bruckmann, Rosser & Sherrill & Co., L.P., a Delaware limited partnership, and its Affiliates (including for this purpose, all of their respective employees, partners, officers and directors and family members and relatives of such Persons).

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; except that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

            "Capital Expenditures" means all expenditures which in accordance with generally accepted accounting principles would be classified as capital expenditures, including without limitation, Capital Lease Obligations.

            "Capital Lease Obligations" means, as of any date, any lease of property, real or personal, which should be capitalized as indebtedness on a balance sheet of the lessee prepared as of such date, in accordance with generally accepted accounting principles.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including any of the Banks) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other liens or encumbrances) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) -(iv) above.

            "Certificate of Designation" means that certain Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13.00% Senior Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, dated as of the Closing Date and executed by the Parent Company, as amended, modified, extended or replaced from time to time.

            "Change of Control" means any of the following events:

                  (i) prior to a Qualifying Public Equity Offering, (a) the
            failure of the Investors to beneficially own, directly or indirectly, at least 51%, in the aggregate, of the Voting Stock of the Parent Company (or in the case of a merger or consolidation between the Parent Company and the Borrower, then of the survivor of such merger or consolidation) or (b) the failure of the Investors, collectively, to retain and exercise the unconditional right to elect a majority of the Board of Directors of the Parent Company (or in the case of a merger or consolidation between the Parent Company and the Borrower, then of the survivor of such merger or consolidation), or

                  (ii) after a Qualifying Public Equity Offering, (a) the
            failure of the Investors to beneficially own, directly or indirectly, at least 33 1/3%, in the aggregate, of the Voting Stock of the Parent Company (or in the case of a merger or consolidation between the Parent Company and the Borrower, then of the survivor of such merger or consolidation) or (b) a Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Investors shall beneficially own, directly or indirectly, in the aggregate, a greater percentage of the Voting Stock of the Parent Company (or in the case of a merger or consolidation between the Parent Company and the Borrower, then of the survivor of such merger or consolidation) than the percentage of such Voting Stock owned by the Investors;

                  (iii) at any time, a "Change of Control" shall occur under and as defined in any Recapitalization Document.

            "Closing Date" means the date hereof.

            "Co-Agents" means the co-agents for the Banks under this Credit Agreement as identified in the recital of parties hereinabove.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means the commitments of the Banks to make Revolving Loans, of the Issuing Bank to issue Letters of Credit and of the Banks to purchase participation interests in such Letters of Credit.

            "Commitment Fee" shall have such meaning as provided in Section 2.7(b).

            "Commitment Percentage" means, for any Bank, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.3.

            "Consistent Basis" or "consistent basis" means, with regard to the application of generally accepted accounting principles, accounting principles consistent with those used and applied in preparation of the audited consolidated financial statements of the Parent Company referred to in Section 5.6(i).

            "Consolidated Borrower Group" means the Parent Company, the Borrower and the Guarantors.

            "Consolidated EBIT" means, for a period of four consecutive quarters ending as of the date of determination, Consolidated Net Income plus the sum of (i) Consolidated Interest Expense, and (ii) provisions for Federal, state, local and other taxes, in each case for the Consolidated Borrower Group on a consolidated basis determined in accordance with generally accepted accounting principles applied on a consistent basis.

            "Consolidated EBITDA" means, for a period of four consecutive quarters ending as of the date of determination, the sum of Consolidated EBIT plus depreciation, amortization and all other non-cash expenses or charges, including without limitation, any accrual necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 and 112 (as defined by generally accepted accounting principles) to the extent that the accrued portion thereof constitutes a non-cash expense or charge, any cost of sales arising from a step-up of inventory values as a result of applying purchase accounting and any non-cash compensation expense or charge for the Consolidated Borrower Group on a consolidated basis as determined in accordance with generally accepted accounting principles applied on a consistent basis; provided that each of the foregoing items shall be added to Consolidated EBITDA only if, and to the extent, such items were deducted in arriving at Consolidated EBIT for such period.

            "Consolidated Fixed Charge Coverage Ratio" means, at the end of each fiscal quarter, the ratio of (i) Consolidated Net Income Available for Fixed Charges for the period of four consecutive quarters then ended to
      (ii) Consolidated Fixed Charges for the period of four consecutive quarters then ended.

            "Consolidated Fixed Charges" means, for a period of four consecutive quarters ending as of the date of determination, the sum of (i) Consolidated Interest Expense and (ii) scheduled principal payments of Funded Debt and, without duplication, scheduled principal payments under Capital Lease Obligations, in each case for the Consolidated Borrower Group on a consolidated basis as determined in accordance with generally accepted accounting principles applied on a consistent basis.

            "Consolidated Funded Debt" means, at the end of each fiscal quarter, Funded Debt then outstanding for the Consolidated Borrower Group on a consolidated basis.

            "Consolidated Interest Coverage Ratio" means, at the end of each fiscal quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive quarters then ended to (ii) Consolidated Interest Expense for the period of four consecutive quarters then ended.

            "Consolidated Interest Expense" means, for a period of four consecutive quarters ending as of the date of determination, all cash interest expense, including the cash interest component under Capital Lease Obligations (but excluding, in any event, interest which is paid in kind rather than in cash, amortization of debt discount, deferred financing costs and fees and stock dividends on preferred stock and any and all fees and expenses paid in connection with the incurrence and maintenance of interest rate protection agreements), for the Consolidated Borrower Group on a consolidated basis determined in accordance with generally accepted accounting principles applied on a consistent basis.

            "Consolidated Net Income" means, for a period of four consecutive quarters ending as of the date of determination, the net income (or loss, as the case may be) for such period for the Consolidated Borrower Group on a consolidated basis determined in accordance with generally accepted accounting principles applied on a consistent basis, but for purposes of determining compliance with or the calculation of, as the case may be, the Ave. Funded Debt to Consolidated EBITDA Ratio, the Consolidated Fixed Charge Coverage Ratio and the Consolidated Interest Coverage Ratio (including the determination of amounts calculated from the financial definitions included therein), excluding:

                  (a) any extraordinary gains or losses on the sale or other disposition of assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy;

                  (c) the expense or charge resulting from interest rate
            protection agreements; and

                  (d) any income or expense of foreign operations.

            "Consolidated Net Income Available for Fixed Charges" means, for a period of four consecutive quarters ending as of the date of determination, Consolidated EBITDA minus (x) cash taxes actually paid and minus (y) the amount of Capital Expenditures actually paid in cash during such period, in each case for the Consolidated Borrower Group on a consolidated basis as determined in accordance with generally accepted accounting principles applied on a consistent basis.

            "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which the Borrower is a part or becomes a part.

            "Credit Documents" means this Credit Agreement, the Revolving Notes, the LOC Documents, any Joinder Agreement, the Security Agreement, the Mortgages and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

            "Credit Party" means each of the Borrower and each of the Guarantors.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Documentary Letter of Credit Fee" shall have such meaning as provided in Section 2.7(c)(ii).

            "Domestic Credit Party" means a Credit Party formed and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

            "Domestic Subsidiary" means a Subsidiary of the Borrower, whether direct or indirect, which is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

            "Eligible Assignee" means any Bank or Affiliate or Subsidiary of a Bank, and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and the Borrower.

            "Eligible Equipment" means, as of any date of determination, (i) the sum of (A) $30,079,700 plus (B) the aggregate cumulative gross dollar value (valued at total purchase price (including cash and noncash consideration)) paid for all equipment, furniture and fixtures acquired by any Credit Party after the Closing Date minus (ii) the aggregate cumulative gross cash purchase price (including cash and noncash consideration) received for any all equipment, furniture and fixtures sold, transferred or otherwise disposed of by any Credit Party; provided that, in no event, shall Eligible Equipment include any equipment, furniture or fixture (x) subject to any Lien (other than a Permitted
      Lien), (y) not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value) or (z) located outside of the United States.

            "Eligible Finished Goods Inventory" means, as of any date of determination, the gross dollar value (valued at the lower of cost or fair market value (on a FIFO basis) of all finished goods inventory (including for purposes hereof, finished goods inventory which is in transit back to a Credit Party) of the Borrower or other Credit Party less appropriate reserves determined in accordance with generally accepted accounting principles applied on a Consistent Basis but excluding in any event and without duplication, to the extent not treated accordingly by such generally accepted accounting principles, (i) inventory subject to any Lien (other than a Permitted Lien), (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value), (iv) inventory located outside of the United States (unless in transit back to a Credit Party),
      (v) inventory in the possession of domestic contractors (other than a Credit Party) or other third parties, and (vi) all work in process.

            "Eligible Raw Materials Inventory" means, as of any date of determination, the gross dollar value (valued at the lower of cost or fair market value (on a FIFO basis) of all raw materials (including for purposes hereof, uncut dyed or greige cloth) of the Borrower or other Credit Party less appropriate reserves determined in accordance with generally accepted accounting principles applied on a Consistent Basis but excluding in any event, to the extent not treated accordingly by such generally accepted accounting principles and without duplication, (i) inventory subject to any Lien (other than a Permitted Lien), (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value), (iv) inventory located outside of the United States (unless in transit back to a Credit Party), (v) inventory in the possession of domestic contractors (other than a Credit Party) or other third parties, and (vi) all work in process (except uncut dyed or greige cloth).

            "Eligible Real Estate" means, as of any date of determination, (i) the sum of (A) $13,625,000 plus (B) the aggregate cumulative gross dollar value (valued at total purchase price (including cash and noncash consideration)) of all real property acquired by any Credit Party after the Closing Date, minus (ii) the aggregate cumulative gross cash purchase price (including cash and noncash consideration) of any Eligible Real Estate sold, transferred or otherwise disposed of by any Credit Party; provided that, in no event, shall Eligible Real Estate include (i) real property subject to any Lien (other than a Permitted Lien), (ii) real property located outside of the United States, (iii) real property the value of which is materially and adversely impaired by (A) any "release" of any "hazardous substances" (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended, and the regulations promulgated thereunder) or (B) any federal, state or local regulation with respect to the presence of stored, leaked or spilled petroleum products, waste materials or debris,

      "PCB's" or PCB items (as such term is defined in 40 C.F.R. ss.763.3), underground storage tanks, "asbestos" (as such term is defined in 40 C.F.R. ss.763.63) or the past or present accumulation, spillage or leakage of any such substance, or (iv) real property with respect to which the Agent and the Banks shall not have received all items required to be delivered pursuant to Sections 6.14; provided, however, that the provisions of the foregoing clause (iii) shall not be deemed to exclude the Asheville Property (on the basis of, and only so long as the Borrower is to be indemnified for, information relating to such property disclosed in the Phase I Environmental Report previously delivered to the Agent and the Banks).

            "Eligible Receivables" means, as of any date of determination, the aggregate gross amount of all accounts receivable, receivables and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, owned by or owing to the Borrower or other Credit Party, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with the Borrower's internal policies and in any event in accordance with generally accepted accounting principles applied on a Consistent Basis (hereinafter sometimes referred to collectively as "Receivables"), but excluding, without duplications in any event (i) Receivables (a) not subject to a perfected, first priority Lien in favor of the Agent or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are outstanding more than 90 days from the due date of the original invoice or more than 180 days from the date of shipment, (iii) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent or collateral agent designated by the Banks, (iv) Receivables with respect to which the account debtor is not solvent or is the subject of any bankruptcy or insolvency proceedings of any kind, (v) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent), (vi) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim dispute or other defense, and (vii) Receivables arising out of transactions with Subsidiaries or Affiliates of the Borrower.

            "Equity Transaction" means (i) the issuance by the Parent Company, the Borrower or any of its Subsidiaries of new shares of its capital stock, unless such new shares are being issued as a dividend or in exchange for an ownership interest in another Person or in exchange for substantially all of the assets of another Person in connection with an acquisition not prohibited by Section 7.4, (ii) an issuance by the Parent Company, the Borrower or any of its Subsidiaries of any shares of its capital stock pursuant to the exercise of options or warrants and (iii) an issuance by the Parent Company, the Borrower or any of its Subsidiaries of any shares of its capital stock pursuant to the conversion of any debt securities (including without limitation any Subordinated Debt) to equity, provided, however, Equity Transactions shall not include, (A) the issuance and sale by the Parent Company of common capital stock pursuant to, and to the extent permitted by, Section 2.2(d) of the Recapitalization Agreement,
      (B) the Units Offering (and the payment of dividends-in-kind on the securities issued thereunder), (C) the issuance of shares of capital stock or options or warrants or similar rights in respect thereof to any Investors, (D) the issuance of shares of capital stock of a Credit Party other than the Parent Company to another Credit Party and (E) the issuance of shares of capital stock (other than pursuant to a public offering of such capital stock registered under the Securities Act of 1933, as amended), to the extent the Net Proceeds therefrom are used to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of such Net Proceeds and such purchase or acquisition is consummated within 270 days of such receipt.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

            "Eurodollar Loan" means a Revolving Loan which bears interest based on the Adjusted Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 8.

            "Exchange Debenture" means any one of the 13.00% Subordinated Exchange Debentures due 2009, issued by the Parent Company at its option, if ever, in exchange for Senior Preferred Stock as contemplated by, and to the extent permitted by, Section "g" of the Certificate of Designation, in each case as amended, modified, extended or replaced from time to time.

            "Exchange Debenture Indenture" means that certain Indenture, dated as of the Closing Date, by and among the Parent Company and United States Trust Company of New York, as trustee for the Exchange Debentureholders, as amended, modified, extended or replaced from time to time.

            "Exchange Debentureholder" means, in the event that the Senior Preferred Stock is exchanged for the Exchange Debentures, any one of the holders from time to time of the Exchange Debentures.

            "Excluded Taxes" shall have such meaning as provided in Section 2.12(a).

            "Existing Credit Agreement" means that certain Credit Agreement, dated as of January 30, 1995, by and among Anvil Knitwear, Inc., Anvil Holdings, Inc., Anvil (Czech), Inc., certain subsidiaries of Anvil Knitwear, Inc. as guarantors thereunder, the various banks and lending institutions party thereto, NationsBank, N.A. (as successor in interest to NationsBank, N.A. (Carolinas)), as Agent, and The Chase Manhattan Bank, N.A., as Documentation Agent, as amended from time to time.

            "Existing Letters of Credit" means any one of the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1A.

            "Extension of Credit" means any Revolving Loan advance, any issuance or extension of any Letter of Credit or any purchase of a participation in any Letter of Credit.

            "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the nearest 1/100th of 1%) of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" means all fees payable pursuant to Section 2.7.

            "Funded Debt" means, without duplication, as of the date of determination, (i) the principal amount of all indebtedness for borrowed money, or indebtedness which has been assumed in connection with the acquisition of assets, in each case having a final maturity of one or more years from the date of the obligation with respect to such indebtedness is created (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date the obligation with respect to such indebtedness is created), (ii) the present value of all obligations in respect of Capital Lease Obligations, (iii) all guaranty and contingent obligations, including letter of credit and purchase obligations and (iv) outstanding withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; provided, however, that for purposes of determining the appropriate Applicable Margin, amounts outstanding under this Credit Agreement shall be calculated as the arithmetic average of the principal amount of Revolving Loans outstanding as of the date of computation and as of the end of each of the three immediately preceding fiscal quarters. Funded Debt shall include, without duplication, payments in respect of Funded Debt which constitute current liabilities of the obligor under generally accepted accounting principles. Notwithstanding the foregoing, Funded Debt shall not include (i) any and all subordinated indebtedness permitted by
      Section 7.1(j) and any and all pay-in-kind notes issued in respect thereof, unless and until such time as the Borrower may be merged with the Parent Company, at which time such indebtedness shall be included as Funded Debt hereunder, and (ii) any indebtedness evidenced by interest rate protection agreements.

            "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles in effect in the United States on the Closing Date unless otherwise specified herein. In the event there shall be a change in such generally accepted accounting principles or a change in the way they are to be applied, the Borrower may request, and upon any such request, the Agent and the Banks will consider and negotiate in good faith, a modification of the financial covenants to take into account the effect of any such changes.

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Government Acts" shall have such meaning as provided in Section
      2.13.

            "Guarantor" means the Parent Company, each of the parties identified as "Guarantors" on the signature pages hereto and each Additional Credit Party which has executed a Joinder Agreement pursuant to Section 6.12.

            "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other monetary obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or monetary obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or monetary obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or monetary obligation against loss in respect thereof. The amount of Guaranty Obligations hereunder shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or monetary obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated amount in respect thereof (assuming such other Person is required to perform thereunder) as determined in good faith.

            "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between the Borrower and any Bank, or any Affiliate of a Bank.

            "Indebtedness", of any Person, means without duplication, (i) all indebtedness for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet), (iii) all Guaranty Obligations, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of the Borrower or a Credit Party or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all Capital Lease Obligations, (vi) all Indebtedness of another Person secured by any Lien on any property of the Borrower or a Credit Party, whether or not such

      Indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or (viii) all obligations under interest rate, currency, or commodities agreements; but specifically excluding from the foregoing trade payables and accrued expenses arising or incurred in the ordinary course of business.

            "Interest Payment Date" means (i) as to Base Rate Loans, the last day of each month and on the Termination Date, and (ii) as to Eurodollar Loans, on the last day of each Interest Period for such Eurodollar Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

            "Interest Period" means, as to Eurodollar Loans, a period of one, two, three, six or, if available, twelve months' duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

            "Investments" in any Person means (a) any Acquisition or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

            "Investors" means, collectively, (i) BRS, (ii) Venture Partners,
      (iii) all of the members of the Management Group and (iv) in the case of any individual included in clauses (i)-(iii) above, any family member or relative of such individual.

            "Issuing Bank" means NationsBank or such other Bank as to which the Borrower has requested and the Required Banks may agree, which consent shall not be unreasonably withheld. There shall be no more than one Issuing Bank at any time; provided, however, that should there be a change in the Issuing Bank any Letters of Credit then issued and outstanding need not be replaced, but may remain outstanding.

            "Issuing Bank Fees" shall have such meaning as provided in Section 2.7(c).

            "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 6.12 hereto executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.12.

            "Letter of Credit" means (i) each standby letter of credit or documentary letter of credit issued for the account of the Borrower by an Issuing Bank pursuant to the letter of credit subfacility provided in
      Section 2.4, as such letter of credit may be amended, modified, extended, renewed or replaced from time to time and (ii) each Existing Letter of Credit.

            "Letter of Credit Fees" means, collectively, the Standby Letter of Credit Fee and the Documentary Letter of Credit Fee.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof); provided, that any financing statement or similar statement filed without the consent of a Credit Party shall not constitute a Lien if such statement does not secure an obligation due and owing by a Credit Party and such Credit Party shall take prompt action to have the statements terminated or otherwise removed.

            "LOC Committed Amount" shall have such meaning as provided in
      Section 2.4(a).

            "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for
      (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

            "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
      (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank but not theretofore reimbursed.

            "Management Group" means any bona fide director, officer or employee of any Credit Party.

            "Mandatory Borrowing" shall have such meaning as provided in Section 2.4(e).

            "Material Adverse Effect" means a material adverse effect, after taking into account applicable insurance and/or indemnities, if any, on
      (i) the operations, financial condition or business of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and the Guarantors, taken as a whole, to perform their respective obligations to the Banks under this Credit Agreement, or (iii) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Banks hereunder or thereunder.

            "Moody's" means Moody's Investors Service, Inc., and any successor thereof.

            "Mortgages" means those Mortgages, Deeds of Trust, Leasehold Mortgages, Collateral Assignments of Leases (and related Subordination, Attornment and Non-Disturbance Agreements from the Landlords thereof, if any) or other similar instruments encumbering real property pledged to secure the Borrower Obligations, as amended, modified, extended, renewed or replaced from time to time in connection with the Credit Agreement or otherwise.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period but only with respect to the period during which such Person was a member of the Controlled Group.

            "NationsBank" means NationsBank, N.A. (successor in interest to NationsBank, N.A. (Carolinas)) or its successors.

            "Net Proceeds" means, the aggregate cash proceeds (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration) received by any Credit Party in respect of any Asset Sale, any Recovery Event or any Equity Transaction, net of (i) direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) Indebtedness (other than Indebtedness of the Banks pursuant to the Credit Documents) which is secured by the assets which are the subject of such event to the extent such Indebtedness is paid with a portion of the proceed therefrom and (iv) with respect to any Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with generally accepted accounting principles.

            "Notice of Borrowing" shall have such meaning as provided in Sections 2.1(b)(i).

            "Notice of Conversion" shall have such meaning as provided in
      Section 2.3.

            "Other Taxes" shall have such meaning as provided in Section
      2.12(c).

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, and any successor thereto.

            "Parent Company" means Anvil Holdings, Inc., a Delaware corporation.

            "Participation Interest" means the purchase of a participation hereunder in Letters of Credit or LOC Obligations as provided in Section 2.4(c) or in Revolving Loans as provided in Section 2.17.

            "Permitted Acquisition" means an Acquisition by any Credit Party (other than the Parent Company), provided that (i) the assets, shares of capital stock or other ownership interests acquired in such Acquisition relate to a line of business similar to or are logical extensions of the business of the Borrower and its Subsidiaries engaged in on the Closing Date, (ii) in the case of an Acquisition of the capital stock or other ownership interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iii) a knowledgeable financial officer of the Borrower shall have delivered to the Agent a certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 6.11, (iv) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (v) the aggregate cumulative cash paid (including cash payments on non-cash consideration or assumed indebtedness when and as paid) for all such Acquisitions occurring after the Closing Date shall not exceed $20,000,000.

            "Permitted Investments" means (i) cash and Cash Equivalents, (ii) receivables owing to any Credit Party or any of its receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) subject to the limitations set forth in
      Section 7.4, if any, Investments in a Domestic Credit Party (other than the Parent Company except as permitted by Section 7.7), including any Investment in a corporation which, after giving effect to such Investment, will become an Additional Credit Party (provided such Additional Credit Party shall execute a Joinder Agreement), (iv) Investments in the usual and ordinary course of business to officers, directors and employees of any Credit Party for expenses (including moving expenses related to a transfer) incidental to carrying on the business of such Credit Party in an aggregate amount not to exceed $500,000 at any time outstanding for all of the Credit Parties, (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vi) Permitted Acquisitions, (vii) additional Investments of a nature not contemplated by the foregoing clauses (i)-(vi) hereof, provided that such Investments made pursuant to this clause (vii) shall not exceed an aggregate amount at any time outstanding equal to $7,750,000, (viii) non-cash proceeds from asset sales not prohibited by the terms of this Credit Agreement,
      (ix) any Investment occurring as a result of any and all Hedging Agreements, (x) any pledges or deposits permitted by Section 7.2, to the extent considered an Investment, (xi) Guaranty Obligations permitted by
      Section 7.1, and (xii) purchase money loans to any member of the Management Group to the extent that, in the case of any such loan, such loan evidences payment for capital stock issued by any Credit Party and only if, and to the extent, such loan merely evidences a purchase money obligation therefor and not cash advanced.

            "Permitted Liens" means (i) Liens created by, under or in connection with this Credit Agreement or the other Credit Documents; (ii) Liens described on Schedule 7.2 attached hereto and Liens created in connection with the refinancing, renewal, refunding or replacement of the Indebtedness which is secured by such Liens described on Schedule 7.2 to the extent permitted hereunder; (iii) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established; (iv) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens provided that such Liens secure only amounts not yet due and payable; (v) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (vi) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, and securing liabilities to insurance carriers under insurance or self-insurance arrangements and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);
      (vii) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of such property for its intended purposes or interfering with the ordinary conduct of business of the Borrower and its Subsidiaries and such other restrictions or exceptions set forth in the title insurance policies or title commitments delivered to the Agent on the Closing Date; (viii) Liens arising from UCC financing statements regarding leases permitted by this Credit Agreement; (ix) leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business or operations of the Borrower and its Subsidiaries; (x) purchase money Liens securing purchase money Indebtedness to the extent permitted under Section 7.1; (xi) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower and its Subsidiaries to the extent such Liens and the Indebtedness relating thereto are permitted by Section 7.1; (xii) Liens arising from and out of judgments or decrees in existence at such time not constituting an Event of Default, (xiii) other Liens securing Indebtedness which does not exceed $100,000 in the aggregate at any time outstanding and (xiv) other Liens arising in the ordinary course of business of any of the Credit Parties which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

            "Person" means any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" means any single-employer plan as defined in Section 4001(15) of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Credit Agreement was maintained, for employees of the Borrower or any Subsidiary.

            "Plan Year" means, with respect to each Plan, such term as defined in such Plan.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

            "Pro Forma Basis" means, with respect to any Acquisition, that such Acquisition shall be deemed to have occurred as of the first day of the four fiscal quarter period ended as of the most recent date of determination preceding the date of such Acquisition with respect to which the Agent and the Banks have received the most recent financial information required by the terms of Section 6.1(a) and (b), together with the related officer's certificate required to be delivered by the terms of
      Section 6.1(f). For purposes of any such calculation, the principles set forth in Section 1.3 shall be applicable.

            "pro rata" or "pro rata share" or "ratable" means, at any time, (i) as to the Total Revolving Obligations, with respect to each of the respective Total Revolving Obligations (i.e. Revolving Loans, LOC Obligations and Participation Interests), the proportion that such respective Total Revolving Obligations bear to all Total Revolving Obligations then outstanding, and (ii) as to each Bank, with respect to each of the respective Total Revolving Obligations, the proportion that the Total Revolving Obligations of such Bank bear to all such Total Revolving Obligations then outstanding; provided that with respect to LOC Obligations, as to Banks other than the Issuing Bank, each such Bank's respective Participation Interest therein shall be treated as a direct interest, and as to the Issuing Bank, only the portion of the LOC Obligations which is not subject to Participation Interests of the other Banks shall be treated as its interest therein.

            "Qualifying Public Equity Offering" means a primary public offering of common equity of the Parent Company (or in the case of a merger or consolidation between the Parent Company and the Borrower, then of the survivor of such merger or consolidation) which results in receipt by the Parent Company of at least $30,000,000 in gross proceeds.

            "Recapitalization" means the recapitalization of the Parent Company pursuant to the terms of the Recapitalization Agreement, together with the transactions contemplated by Section 2.2 thereof and the performance of the obligations contemplated thereby.

            "Recapitalization Agreement" means that certain Recapitalization Agreement, dated as of February 12, 1997, by and among the Parent Company, Anvil VT, Inc., Vestar Equity Partners, L.P., Venture Partners, certain members of the Management Group party thereto, BRS and the other existing stockholders of the Parent, as amended, modified, extended or replaced from time to time.

            "Recapitalization Documents" means the Recapitalization Agreement, the Senior Note Purchase Agreement, the Senior Note Indenture, the Units Purchase Agreement, the Certificate of Designation, the Units Registration Rights Agreement, the Units Stockholders Agreement and, if the Exchange Debentures are issued, the Exchange Debenture Indenture.

            "Receivables" shall have such meaning as provided in the definition of "Eligible Receivables".

            "Recovery Event" means the receipt by any Credit Party of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets of any Credit Party.

            "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the Closing Date, by and among Venture Partners, BRS, Donaldson, Lufkin & Jenrette Securities Corporation and certain members of the Management Group party thereto, as amended, modified, extended or replaced from time to time.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion of establishing margin requirements.

            "Reportable Event" means a "reportable event" as defined Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

            "Required Banks" means, at any time, (i) prior to termination of the Commitments in their entirety hereunder, Banks holding 51% or more of the aggregate of the Commitments (determined for purposes hereof based on each Bank's Commitment

      Percentage), or (ii) after termination of the Commitments in their entirety hereunder, Banks holding 51% or more of the Total Revolving Obligations then outstanding (taking into account, and counting as direct interests for purposes hereof the Participation Interests therein).

            "Restricted Payment" means (i) any payment by any member of the Consolidated Borrower Group of a dividend (other than a dividend payable solely in stock) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution on (other than a distribution of capital stock), any shares of any class of stock of any Credit Party, except if and to the extent not prohibited by Section 7.7, and (ii) any loan, advance or other payment by any member of the Consolidated Borrower Group to any Affiliate of the Borrower or the Parent Company other than
      (x) Permitted Investments, (y) any loan, advance or other payment referred to in Section 7.8 or (z) any payment of interest-in-kind and/or dividends-in-kind.

            "Revolving Committed Amount" shall have such meaning as provided in
      Section 2.1(a).

            "Revolving Loan" shall have such meaning as provided in Section 2.1.

            "Revolving Note" shall have such meaning as provided in Section 2.1(e).

            "S&P" means Standard & Poors Corporation, and any successor thereof.

            "Security Agreement" means, collectively, the Amended and Restated Security and Pledge Agreement dated as of the date hereof given by the Parent Company and the Credit Parties in favor of the Agent for the Banks to secure the Borrower Obligations, and any financing statements, notices of security interest or similar documents given in connection with the interests granted pursuant to the Security Agreement, in each case as amended, modified, extended, renewed or replaced from time to time in connection with the Credit Agreement or otherwise.

            "Senior Note" means any one of the 10 7/8% Senior Notes due 2007, in an aggregate principal amount of $130,000,000, issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Purchase Agreement, in each case as amended, modified, extended or replaced from time to time

            "Senior Note Purchase Agreement" means that certain Purchase Agreement, dated as of the Closing Date, by and among the Borrower and each of the initial purchasers of the Senior Notes, as amended, modified, extended or replaced from time to time.

            "Senior Note Indenture" means that certain Indenture Agreement, dated as of the Closing Date, by and among the Borrower and United States Trust Company of New York, as trustee for the Senior Noteholders, as amended, modified, extended or replaced from time to time.

            "Senior Noteholder" means any one of the holders from time to time of the Senior Notes.

            "Senior Preferred Stock" means, collectively, (i) up to 1,400,000 shares of senior preferred capital stock of the Parent Company issued in connection with Units Offering and the Recapitalization and (ii) up to 500,000 additional shares of senior preferred capital stock of the Parent Company which are authorized, but not issued, as of the Closing Date.

            "Specified Sales" means (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business,
      (ii) the sale, transfer, lease or other disposition of machinery, parts and equipment no longer useful in the conduct of the business of such Credit Party or is uneconomic or obsolete, (iii) the sale, transfer or other disposition of Permitted Investments, and (iv) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business.

            "Standby Letter of Credit Fee" shall have such meaning as provided in Section 2.7(c)(i).

            "Stockholders Agreement" means that certain Stockholders Agreement, dated as of the Closing Date, by and among the Parent Company, Venture Partners, BRS and certain members of the Management Group party thereto, as amended, modified, extended or replaced from time to time.

            "Subordinated Debt" means (i) upon issuance thereof in accordance with Section 7.11, the Exchange Debentures and (ii) other Indebtedness of the Parent Company (a) incurred in connection with the repurchase by the Parent Company of its capital stock from an employee, officer or director of the Parent Company or any of its Subsidiaries and (b) which by its terms is subordinated to the Total Revolving Obligations in a manner and to an extent acceptable to the Required Banks.

            "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through other Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through other Subsidiaries has more than 50% equity interest at any time. Except as otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Termination Date" means March 14, 2002.

            "Threshold Requirement" shall have such meaning as provided in
      Section 6.12.

            "Total Revolving Obligations" means, collectively, Revolving Loans, LOC Obligations and Participation Interests.

            "Units Offering" means the issuance and sale by the Parent Company on the Closing Date of up to 1,400,000 shares of Senior Preferred Stock and up to 390,000 shares of Class B Common Stock pursuant to the Units Purchase Agreement.

            "Units Purchase Agreement" means that certain Purchase Agreement, dated as of the Closing Date, by and among the Parent Company and the initial purchasers named therein, as amended, modified, extended or replaced from time to time.

            "Units Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the Closing Date, by and among the Parent Company, the Borrower and Donaldson, Lufkin & Jenrette Securities Corporation, as amended, modified, extended or replaced from time to time.

            "Units Stockholders Agreement" means that certain Registration Rights and Securityholders Agreement, dated as of the Closing Date, by and among the Parent Company, Venture Partners, BRS and the initial purchasers party to the Units Purchase Agreement, as amended, modified, extended or replaced from time to time.

            "Venture Partners" means 399 Venture Partners, Inc., a Delaware corporation, and its Affiliates (including for this purpose, all of their respective employees, partners, officers and directors and family members and relatives of such Persons).

            "Voting Stock" means shares of voting stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

      1.2 Computation of Time Periods, etc.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      1.3 Accounting Terms.

      Except as otherwise expressly provided herein, accounting terms used but not otherwise defined herein shall have the meanings provided by, and be construed in accordance with, generally accepted accounting principles.

      Notwithstanding the foregoing, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance with the financial covenants set forth in Section 6.11 (including without limitation for purposes of the definitions of "Applicable Margin" and of "Pro Forma Basis" set forth in Section 1.1), (i) with respect to any Indebtedness incurred by any Credit Party in connection with an Acquisition, (A) such Indebtedness shall be included and deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (ii) Indebtedness which is retired in connection with any Acquisition shall be excluded and deemed to have been retired as of the first day of the applicable period and (iii) to the extent not included in the corresponding figures for the Consolidated Borrower Group, income statement items (whether positive or negative) attributable to any Person acquired in an Acquisition shall be included to the extent relating to any portion of the relevant period for such calculations occurring prior to such Acquisition.

                                    SECTION 2

                                CREDIT FACILITIES

      2.1 Revolving Loans.

            (a) Revolving Loan Commitment. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees, from time to time in accordance with the terms hereof from the Closing Date until the Termination Date to make revolving credit loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower for the purposes hereinafter set forth; provided, however, that (i) with regard to the Banks collectively, the amount of Revolving Loans outstanding shall not at any time exceed FIFTY-FIVE MILLION DOLLARS ($55,000,000) in the aggregate (as such aggregate maximum amount may be reduced from time to time as hereinafter provided, the "Revolving Committed Amount"), and (ii) with regard to each Bank individually, each such Bank's pro rata share of outstanding Revolving Loans plus LOC Obligations shall not at any time exceed such Bank's Commitment Percentage of the Revolving Committed Amount; and provided, further, that notwithstanding anything herein to the contrary,
      (A) the sum of Revolving Loans plus LOC Obligations shall not at any time exceed (B) the lesser of the aggregate Revolving Committed Amount or the Borrowing Base.

            (b) Revolving Loan Advances.

                  (i) Notices. Whenever the Borrower desires a Revolving Loan advance hereunder, it shall give written notice (or telephone notice promptly confirmed in writing) to the Agent (a "Notice of Borrowing") not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested advance in the case of Base Rate Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, and (iv) whether the Revolving Loan requested shall consist of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Periods with respect thereto. If the Borrower shall fail to specify in any Notice of Borrowing (A) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (B) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall as promptly as practicable give each Bank notice of each requested Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

                  (ii) Minimum Amounts. Revolving Loan advances shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000 in excess thereof.

                  (iii) Advances. Each Bank will make its pro rata share of each Revolving Loan advance available to the Agent by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds at the offices of the Agent in Charlotte, North Carolina, or at such other address in the United States as the Agent may designate in writing. All Revolving Loan advances shall be made by the Banks pro rata on the basis of each Bank's Commitment Percentage of the Revolving Committed Amount. No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Revolving Loan advances hereunder; provided, however, that the failure of any Bank to fulfill its commitments hereunder shall not relieve any other Bank of its commitments hereunder. The Agent will make such funds available to the Borrower immediately upon receipt from the Banks on the applicable date of advance. Unless the Agent shall have been notified by any Bank prior to the date of any such Revolving Loan advance that such Bank does not intend to make available to the Agent its portion of the Revolving Loan advance to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Revolving Loan advance, and the Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by a Bank on such date, the Agent shall promptly demand payment from such Bank and shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a per annum rate equal to (i) if paid by such Bank, within two
      (2) Business Days of making such corresponding amount available to the Borrower, the overnight Federal Funds Effective Rate, and thereafter the Base Rate, and (ii) if paid by the Borrower, the then applicable rate calculated in accordance with Section 2.2.

            (c) Repayment of the Revolving Loans. The Revolving Loans shall be due and payable in full on the Termination Date.

            (d) Interest on the Revolving Loans. The Revolving Loans shall bear interest as provided in Section 2.2.

            (e) Revolving Notes. Revolving Loans by each Bank shall be evidenced by a duly executed promissory note of the Borrower to each such Bank dated as of the Closing Date in an original principal amount equal to such Bank's Commitment Percentage of the Revolving Committed Amount and substantially in the form of Schedule 2.1(e) (such promissory note, as amended, modified, extended, renewed or replaced from time to time is hereinafter referred to individually as a "Revolving Note" and collectively as the "Revolving Notes").

      2.2 Interest.

      The Revolving Loans shall bear interest at a per annum rate equal to:

            (a) Base Rate Loans. During such periods as Revolving Loans shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Margin; and

            (b) Eurodollar Loans. During such periods as Revolving Loans shall consist of Eurodollar Loans, the sum of the Adjusted Eurodollar Rate plus the Applicable Margin;

provided, however, that from and after any failure to make any payment of principal or interest in respect of any of the Revolving Loans hereunder when due, whether at scheduled or accelerated maturity or on account of any mandatory prepayment, the principal of and, to the extent permitted by law, interest on, the Revolving Loans shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the rate otherwise applicable hereunder. Interest on the Revolving Loans shall be payable in arrears on each Interest Payment Date.

      2.3 Conversion.

      The Borrower shall have the option, on any Business Day, to extend existing Revolving Loans into a subsequent Interest Period or to convert Revolving Loans into Revolving Loans of another type; provided, however, that
(i) except as provided in Sections 2.9(i) and (iii), Eurodollar Loans may be converted into Revolving Loans of another type only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Revolving Loans may be converted into Eurodollar Loans only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurodollar Loans shall be in such minimum amounts as provided in Section 2.1(b)(ii), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of Base Rate Loans, and on the third Business Day prior to, in the case of Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the

Revolving Loans to be so extended or converted, the types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrower that no Default or Event of Default then exists and is continuing. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Revolving Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion or extension affecting any Revolving Loans.

      2.4 Letter of Credit Subfacility.

            (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank will issue and the Banks will participate in the issuance by the Issuing Bank from time to time, of such Letters of Credit from the Closing Date until the Termination Date as the Borrower may request in a customary form reasonably acceptable to the Issuing Bank; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount"), (ii) with regard to each Bank individually, each such Bank's pro rata share of outstanding Revolving Loans plus LOC Obligations shall not at any time exceed such Bank's Commitment Percentage of the Revolving Committed Amount, (iii) the sum of Revolving Loans plus LOC Obligations shall not at any time exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base, and (iv) Letters of Credit shall be issued solely in the ordinary course of business for the benefit of the Borrower. Except as otherwise expressly agreed upon by all the Banks, no standby Letters of Credit shall have an original expiry date more than one year from the date of issuance and no documentary Letters of Credit shall have an original expiry date more than 180 days following the date of issuance, provided, however, that no Letter of Credit as originally issued or as extended, shall have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

            (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Banks a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date, as well as any payment, reimbursement or expiration which may have occurred. The Issuing Banks will further provide to the Agent promptly upon request copies of the Letters of Credit. Each Issuing Bank, by acceptance of its position as such, acknowledges that the nature of the credit provided pursuant to this Credit Agreement necessitates that the Agent be kept informed as to the nature and extent of credit extended hereunder, including particularly

      LOC Obligations. To that end each Issuing Bank agrees to provide to the Agent at least weekly, and more frequently upon request, a summary report of the nature and extent of LOC Obligations then outstanding.

            (c) Participations. Each Bank, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the face amount of the obligations under such Letter of Credit (based on the respective Commitment Percentage of each Bank) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Bank therefor and discharge when due (without regard to whether the Borrower has reimbursed or is able to reimburse, the Issuing Bank therefor), its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Bank shall pay to the Issuing Bank its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsections (d) and (e) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided. As of the Closing Date, each Existing Letter of Credit shall be deemed for all purposes of the Credit Agreement and the other Credit Documents to be a Letter of Credit.

            (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank of its intent to otherwise reimburse the Issuing Bank, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Agent for the account of the

      Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 p.m. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 noon, (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Total Revolving Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Banks that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Banks (without giving effect to any termination of the Commitments pursuant to Section 8.2) pro rata based on each of the Banks' respective Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 8.2) and the proceeds thereof shall be paid directly to the appropriate Issuing Bank(s) for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 2.5 are then satisfied, (iii) whether a Default or an Event of Default then exists,
      (iv) failure for any such request or deemed request for a Revolving Loan to be made by the time otherwise required in Section 2.1(b)(ii), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for advances of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Bank hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank(s) such participations in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably based upon its respective Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 8.2), provided that at the time any funding of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Issuing Bank interest on the principal amount of such participation for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid with two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.

            (f) Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published by the International Chamber of Commerce (Publication No. 500 or the most recent publication) (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

            (g) Provisions Relating to Documentary Letters of Credit.

                  (i) Each of the respective Credit Parties agrees to procure or to cause the beneficiaries of each documentary Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a documentary Letter of Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such documentary Letter of Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as the Issuing Bank thereof may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause the Issuing Bank's interest to be endorsed on such insurance and to furnish the Issuing Bank at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to such Issuing Bank, the Issuing Bank may (but is not obligated to) obtain, at such Credit Party's expense, insurance reasonably satisfactory to the Issuing Bank.

                  (ii) In connection with each documentary Letter of Credit, neither any Issuing Bank nor any of their correspondents shall be responsible for: (A) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (B) any difference in character, quality, quantity condition or value of the property from that expressed in documents; (C) the time, place, manner or order in which shipment of the property is made; (D) partial or incomplete shipment referred to in such credit; (E) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance; (F) any deviation from instructions, delay, default or fraud by the beneficiary or any one else in connection with the property or the shipping thereof; (G) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (H) delay in arrival or failure to arrive of either the property or any of the documents relating thereto;
      (I) delay in giving or failure to give notice of arrival or any other notice; (J) any breach of contract between the shippers or vendors and the respective Credit Party; (K) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such documentary Letter of Credit occurs; (L) failure of documents (other than documents required by the terms of the documentary Letter of Credit) to accompany any draft at negotiation; or (M) failure of any person to note the amount of any document, or drafts on the reverse of such documentary Letter of Credit or to surrender or to take up such documentary Letter of Credit or to forward documents other than documents required by the terms of the documentary Letter of Credit. In connection with each documentary Letter of Credit, no Issuing Bank shall be responsible for any error, neglect or default of any of their correspondents. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. If a documentary Letter of Credit provides that payment is to be made by the Issuing Bank's correspondent, neither the Issuing Bank nor such correspondent shall be responsible for the failure of any of the documents specified in such documentary Letter of Credit to come into the Issuing Bank's hands, or for any delay in connection therewith, and Credit Parties respective obligations to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

                  (iii) Notwithstanding but without limiting any of the foregoing, with respect to any documentary Letter of Credit, the Credit Parties shall have a claim against the respective Issuing Bank, and such Issuing Bank shall be liable to such Credit Parties, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by the Credit Parties caused by the Issuing Bank's willful misconduct or gross negligence.

      2.5 Conditions of Lending.

            (a) Conditions. The obligation to make any Extensions of Credit hereunder is subject to satisfaction of the following conditions:

                        (i) receipt of a Notice of Borrowing pursuant to Section
                  2.1(b)(i) or request for a Letter of Credit pursuant to
                  Section 2.4;

                        (ii) the representations and warranties set forth in
                  Section 5 hereof shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                        (iii) immediately after giving effect to the requested
                  Extension of Credit, (A) with regard to each Bank individually, the Bank's pro rata share of the sum of the outstanding Revolving Loans plus interest in LOC

                  Obligations shall not exceed such Bank's Commitment Percentage of the Revolving Committed Amount, and (B) with regard to the Banks collectively, (I) the sum of Revolving Loans plus LOC Obligations then outstanding shall not exceed the lesser of the Revolving Committed Amount or the Borrowing Base, and (II) the aggregate amount of LOC Obligations shall not exceed the LOC Committed Amount;

                        (iv) no Default or Event of Default shall exist and be
                  continuing either prior to or immediately after giving effect thereto; and

                        (v) since January 31, 1996, there shall not have been a
                  material adverse change in or an event or condition materially and adversely affecting the condition (financial or otherwise) of, the properties, business or results of operations of the Parent Company, the Borrower and the Guarantors, taken as a whole.

            (b) Reaffirmation. Each request for a Revolving Loan advance pursuant to a Notice of Borrowing or a Notice of Conversion and for issuance, extension or modification of a Letter of Credit shall be deemed to be a representation and warranty of the correctness of the matters specified in this subsections (a)(ii), (iii), (iv)and (v) hereof.

      2.6 Termination of Commitments.

            (a) Voluntary Reductions. The Borrower may from time to time, without premium or penalty permanently terminate the Revolving Committed Amount and/or the LOC Committed Amount in whole or in part (in minimum aggregate amounts of $500,000 and integral multiples of $100,000 in excess thereof) upon 5 Business Days' prior written notice to the Agent.

            (b) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to Section 2.8(b)(ii) or are prepaid pursuant to Section 6.15, the Revolving Committed Amount shall automatically be permanently reduced by the amount of such prepayment or reduction.

      2.7 Fees.

            (a) Agent's Fees. The Borrower agrees to pay to the Agent, for its own account and NationsBanc Capital Markets, Inc., as applicable, the fees referred to in the Agent's Fee Letter (the "Agent's Fees").

            (b) Commitment Fee. In consideration for the Commitments by the Banks hereunder, the Borrower agrees to pay to the Agent quarterly in arrears on the 15th day following the last day of each of the Borrower's fiscal quarters for the ratable benefit of the Banks a commitment fee (the "Commitment Fee") at a rate equal to the Applicable Margin on the average daily unused amount of the Revolving Committed Amount for such prior quarter. For purposes of computing the Commitment Fee hereunder, the face amount of outstanding Letters of Credit shall be considered usage under the Revolving Committed Amount.

            (c) Letter of Credit Fees.

                  (i) Standby Letter of Credit Fee. In consideration of the
            issuance of standby Letters of Credit hereunder, the Borrower or other Credit Party agrees to pay to the Issuing Bank a fee (the "Standby Letter of Credit Fee") at a rate equal to the Applicable Margin computed on a per annum basis on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. Of such Standby Letter of Credit Fee, the Issuing Bank shall retain for its own account without sharing with the other Banks one-fourth of one percent (1/4%) per annum thereon and shall promptly pay over to the Agent for the ratable benefit of the Banks (including the Issuing
            Bank) the remaining portion thereon. The Standby Letter of Credit Fee will be payable quarterly in arrears on the 15th day following the last day of each of the Borrower's fiscal quarters.

                  (ii) Documentary Letter of Credit Fee. In consideration of the issuance of documentary Letters of Credit hereunder, the Borrower or other Credit Party agrees to pay to the Issuing Bank a fee (the "Documentary Letter of Credit Fee") equal to one-half of one percent (1/2%) of the amount of each drawing under any such documentary Letter of Credit (of if such Letter of Credit shall expire undrawn, then on the face amount of the Letter of Credit payable 30 days after the expiry thereof). Of such Documentary Letter of Credit Fee, the Issuing Bank shall pay over to the Agent for the ratable benefit of the Banks (including the Issuing Bank) one-fourth of one percent (1/4%) thereof and the Issuing Bank may retain for its own account without sharing by the other Banks one-fourth of one percent (1/4%) thereof. The Documentary Letter of Credit Fee will be collected by the Issuing Bank on the date of each drawing or if such Letter of Credit shall expire undrawn, then 30 days after the expiry thereof, the Banks' portion of which will be paid over to the Agent quarterly on the last day of each calendar quarter for distribution to the Banks (including the Issuing Bank). Payment to the Agent of the Banks' portion of the Documentary Letter of Credit Fee will be accompanied by a report providing the appropriate information necessary for computation of such Fee.

                  (iii) Issuing Bank Fees. In addition to the Letter of Credit
            Fees payable pursuant to subsections (i) and (ii) above, the Borrower shall pay to the Issuing Bank for its own account without sharing by the other Banks the customary administrative charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees").

      2.8 Prepayments.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Loans in whole or in part from time to time without premium or penalty; provided, however, that (A) Eurodollar Loans may be prepaid only on the last day of an Interest Period applicable thereto and
      (B) each such partial prepayment shall be a minimum principal amount of $100,000 (or the amount then outstanding, if less).

            (b) Mandatory Prepayments.

                  (i) Revolving Committed Amount and Borrowing Base Limitations.
            If at any time (1) the sum of Revolving Loans plus LOC Obligations shall exceed the lesser of the Revolving Committed Amount or the Borrowing Base, or (2) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, then in any such instance the Borrower shall immediately (A) make payment on the Revolving Loans in an amount equal to such excess or (B) in respect of the LOC Obligations, establish a cash collateral account in an amount equal to such excess as provided in Section 8.2(iv). Payments made hereunder shall be applied to the Revolving Loans and then to a cash collateral account in respect of the LOC Obligations.

                  (ii) Asset Sales. Other than with respect to Specified Sales, the Borrower will make payment on the Revolving Loans in an amount equal to 100% of the Net Proceeds received by the Credit Parties from any Asset Sale to the extent such Net Proceeds exceed the threshold amounts provided in Section 7.4(a)(ii). Any such payment hereunder shall be made to the Agent promptly upon (but in any event not later than five (5) Business Days following) receipt by any Credit Party of the Net Proceeds from any such Asset Sale (taking into account any periods permitted for reinvestment thereof as provided in Section 7.4(a)).

            (c) Notice. The Borrower will provide notice to the Agent of any prepayment by 11:00 a.m. (Charlotte, North Carolina time) on the date of prepayment. Amounts paid on the Revolving Loans under subsections (a) and
      (b)(i) hereof may be reborrowed in accordance with the provisions hereof. Amounts paid on the Revolving Loans under subsections (b)(ii) hereof or pursuant to Section 6.15 may not be reborrowed. Amounts otherwise applied under this Section 2.8 or Section 6.15, but as to which the Borrower shall have failed to specify the manner of application, shall be applied first to Base Rate Loans, then to Eurodollar Loans in direct order of Interest Period Maturities.

      2.9 Increased Costs, Illegality, etc.

      In the event any Bank shall determine (which determination shall be final and conclusive and binding on all the parties hereto absent manifest error) that:

                  (i) Unavailability. On any date for determining the
            appropriate Adjusted Eurodollar Rate for any Interest Period, that by reason of any changes arising on or after the date of this Credit Agreement affecting the London interbank Eurodollar market, dollar deposits in the principal amount requested are not generally available in the London interbank Eurodollar Market or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate, then Eurodollar Loans will no longer be available, and requests for a Eurodollar Loan shall be deemed requests for Base Rate Loans, until such time as such Bank shall notify the Borrower that the circumstances giving rise thereto no longer exist.

                  (ii) Increased Costs. At any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Credit Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof, whether or not having the force of law, if the effect of which would have a similar effect, and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to Eurodollar deposits (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the London interbank Eurodollar market or the position of such Bank in such market; provided, however, none of the foregoing shall include any taxes in respect of the net income or profits of such Bank; then the Borrower shall pay to such Bank promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank may determine in its sole discretion) as may be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (written notice as to the additional amounts owed to such Bank, showing the basis for calculation thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto; provided, however, that such determinations are made on a reasonable basis).

                  (iii) Illegality. At any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Credit Agreement which materially and adversely affects the interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Base Rate Loans and the Borrower may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Base Rate Loans.

      2.10 Capital Adequacy.

      If after the date hereof, any Bank has determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Upon determining in good faith that any additional amounts will be payable pursuant to this Section, such Bank will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section. Determination by any such Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto; provided, however, that such determinations are made in good faith using averaging and attribution methods which are reasonable. Failure on the part of any Bank to demand compensation for any period hereunder shall not constitute a waiver of such Bank's rights to demand any such compensation in such period or in any other period, except that no Bank shall be entitled to compensation under this Section for any costs incurred or reductions suffered with respect to any date unless such Bank shall have notified the Borrower that it will demand compensation for such costs or reductions not more than six months after the later of (i) such date or (ii) the date on which such Bank shall have become aware of such costs or reductions.

      2.11 Compensation.

      The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund its Eurodollar Loans) which such Bank may sustain:

            (i) if for any reason (other than a default by such Bank or the Agent) a borrowing of Eurodollar Loans or a conversion to or extension of Eurodollar Loans, does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion;

            (ii) if any repayment or conversion of any Eurodollar Loan occurs on a date which is not the last day of an Interest Period applicable thereto including without limitation in connection with any demand, acceleration or otherwise;

            (iii) if any prepayment of any Eurodollar Loan is not made on any date specified in a notice of prepayment given by the Borrower; or

            (iv) as a consequence of (x) any other default by the Borrower to repay its Revolving Loans when required by the terms of this Credit Agreement or (y) an election made pursuant to this Section.

Calculation of all amounts payable to a Bank under this Section shall be made as though the Bank has actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Revolving Loan, having a maturity comparable to the relevant Interest Period and in the case of Eurodollar Loans, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

      2.12 Taxes.

            (a) Each payment or prepayment hereunder and under the Revolving Notes shall be made free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any governmental authority thereof or therein, except for and excluding taxes upon or determined by reference to the Bank's net income or franchise taxes imposed by the United States, any political subdivision thereof or any taxing authority with respect to any of them, or any jurisdiction in which any such Bank is organized or has a principal or registered office or branch profit taxes imposed by the United States (such excluded taxes hereinafter being referred to as the "Excluded Taxes"). If any such taxes, duties or charges (other than Excluded Taxes) are so levied or imposed on any payment or prepayment to any Bank, the Borrower will make additional payments in such amounts as may be necessary so that the net amount received by such Bank, after withholding or deduction for or on account of all such applicable taxes, duties or charges, (other than Excluded Taxes) including deductions applicable to additional sums payable under this
      Section 2.12 will be equal to the amount provided for herein or in such Bank's Revolving Note provided, however, that the Borrower shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph
      (b) of this subsection, or to the extent that such Bank or Agent, as the case may be, determines in its sole reasonable discretion, that it can, after notice from the Borrower, through reasonable efforts eliminate or reduce the amount of taxes payable (without additional costs or expenses (unless the Borrower agrees to bear such costs or expenses) or other disadvantages or risks (economic or otherwise) to such Bank or Agent). Whenever any taxes, duties or charges are payable by the Borrower with respect to any payments or prepayments hereunder or under any of the Revolving Notes, the Borrower shall furnish promptly to the Agent for the account of the applicable Bank information, including originals or certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If the Borrower fails to pay any such taxes, duties or charges when due to the appropriate taxing authority or fails to remit to the Agent for the account of the applicable Bank the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Borrower shall indemnify the affected Bank for any such applicable incremental taxes, duties, charges, interest or penalties that may become payable by such Bank as a result of any such failure.

            (b) Each Bank (which, for purposes of this Section 2.12, shall include any Affiliate of a Bank that makes any Eurodollar Loan pursuant to the terms of this Credit Agreement) that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Closing Date (or, in the case of a Person that becomes a Bank after the Closing Date by assignment, promptly upon such assignment), two duly completed and signed copies of
      (A) either (1) Form 1001 of the United States Internal Revenue Service entitling such Bank to a complete exemption from withholding on all amounts to be received by such Bank pursuant to this Agreement and/or the Revolving Notes or (2) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Bank pursuant to this Agreement and/or the Revolving Notes and (B) an Internal Revenue Service Form W-8 or W-9 entitling such Bank to receive a complete exemption from United States backup withholding tax. Each such Bank shall, from time to time after submitting either such form, submit to the Borrower and the Agent such additional duly completed and signed copies of such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the Borrower or the Agent and
      (2) appropriate under then current United States laws or regulations. Upon the reasonable request of the Borrower or the Agent, each Bank that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the Borrower and the Agent a certificate to the effect that it is such a "United States person."

            (c) The Borrower agrees to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder, under the Revolving Notes or from the execution, delivery of, or otherwise with respect to, this Credit Agreement, the Revolving Notes or other Credit Documents and any and all recording fees relating thereto ("Other Taxes").

            (d) The Borrower shall indemnify each Bank and the Agent for the full amount of any taxes, duties or charges other than Excluded Taxes (including, without limitation, any taxes other than Excluded Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) duly paid or payable by such Bank or the Agent and any liability

      (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such taxes, duties or charges or other taxes are correctly or legally asserted. If a Bank in its sole and reasonable discretion determines that such taxes, duties or charges are incorrectly or illegally asserted against it, and the Bank has made a claim against the Borrower for such amounts, then the Bank shall have the obligation to seek a refund and to deliver such refund, if received, to the Borrower. Indemnification payments shall be made within 30 days from the date such Bank or the Agent makes written demand therefor.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Revolving Notes indefinitely.

            (f) If any Bank receives a refund in respect of any taxes for which it has received payment from the Borrower hereunder, such Bank shall promptly notify the Borrower of such refund and such Bank shall repay the amount of such refund to the Borrower; provided, that the Borrower, upon the request of such Bank, agrees to return such refund (plus any penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund. The determination as to whether any such Bank has received a refund shall be made by such Bank and such determination shall be conclusive absent manifest error.

            (g) Notwithstanding any other provision of this Credit Agreement, if the Bank fails to provide a certificate, document or other evidence required pursuant to Section 2.12(b), (x) the Borrower shall be entitled to deduct or withhold on payments to such Bank as a result of such failure, as required by law, and (y) the Borrower shall not be required to make payments of additional amounts with respect to such withheld taxes pursuant to Section 2.12(a) hereof to the extent such withholding is required by reason of the failure of such Bank to provide the necessary certificate, document or other evidence.

      2.13 Indemnification; Nature of Issuing Bank's Duties.

            (a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

            (b) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

            (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

            (d) Nothing in this Section 2.13 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Borrower under this Section 2.13 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

            (e) Notwithstanding anything to the contrary contained in this
      Section 2.13, the Borrower shall have no obligation to indemnify any Issuing Bank in respect of any liability incurred by such Issuing Bank arising out of the gross negligence or willful misconduct of the Issuing Bank or as a result of a wrongful dishonor of a drawing under a Letter of Credit by the Issuing Bank, as determined by a court of competent jurisdiction.

      2.14 Change of Lending Office.

      Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9(ii) or (iii) or 2.12, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Except in the case of a change of lending office made at the request of the Borrower, no change in lending office will be made if greater costs and expenses would result under Section 2.9(ii) or
(iii) or 2.12 on account of any such change in designation. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 2.9 or 2.12.

      2.15 Payments and Computations.

      Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in U.S. dollars in immediately available funds at its offices at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 not later than 2:00 p.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower); provided, however, that failure to give any such notice shall not limit or otherwise affect the right to make any such debit or set-off. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Revolving Loans, LOC Obligations, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Banks in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.17). The Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal, reimbursement of drawings under Letters of Credit, or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Credit Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All payments made by the Borrower hereunder shall be made without setoff or counterclaim. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to the computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of advance, but exclude the date of payment.

      2.16 Pro Rata Treatment.

      Except to the extent otherwise provided herein:

            (a) Revolving Loans. Each Revolving Loan advance (including without limitation each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of interest on the Revolving Loans, each payment of Commitment Fees or Letter of Credit Fees (except for the portion retained by the Issuing Bank for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall be allocated pro rata, after giving effect to any assignment, among the relevant Banks in accordance with the respective Commitment Percentages (or, if the Commitments of such Banks have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests of such Banks); and

            (b) Letters of Credit. Each Bank shall be entitled to its pro rata share of each payment of unreimbursed drawings in respect of LOC Obligations; provided that, if any Bank shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Bank would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Bank; provided further, that in the event any amount paid to any Bank pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank, repay to the Agent for the account of the Issuing Bank the amount so paid to such Bank, with interest for the period commencing on the date such payment is returned by the Issuing Bank until the date the Issuing Bank receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Effective Rate, and thereafter, the Base Rate plus two percent (2%).

      2.17 Sharing of Payments.

      The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Revolving Loan or unreimbursed drawing or obligation to provide cash collateral with respect to any LOC Obligations owing to such Bank under this Credit Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its pro rata share as provided for in this Credit Agreement, such Bank shall promptly purchase from the other Banks a participation in such Revolving Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Banks share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrower and each other Credit Party agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Revolving Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the Federal Funds Effective Rate.

                                    SECTION 3

                                    GUARANTEE

      3.1 The Guarantee.

      Each of the Guarantors hereby jointly and severally guarantees to each Bank, the Agent and the Issuing Bank as hereinafter provided the prompt payment of the Borrower Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrower Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrower Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

      3.2 Obligations Unconditional.

      The obligations of the Guarantors under Section 3.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrower Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any
            Guarantor, the time for any performance of or compliance with any of the Borrower Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred therein shall be done or omitted;

                  (iii) the maturity of any of the Borrower Obligations shall be accelerated, or any of the Borrower Obligations shall be modified, supplemented or amended in any respect, the amendment or modification of this Credit Agreement or any other Credit Documents, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrower Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Agent or any
            Bank or Banks as security for any of the Borrower Obligations shall fail to attach or be perfected; or

                  (v) any of the Borrower Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrower Obligations.

      3.3 Reinstatement.

      The obligations of the Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrower Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      3.4 Certain Additional Waivers.

      Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Borrower Obligations. Each Guarantor further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Borrower Obligations, so long as any amounts payable to the Agent or the Banks in respect of the Borrower Obligations shall remain outstanding and until all of the Commitments under the Credit Agreement shall have been terminated.

      3.5 Remedies.

      The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Banks, on the other hand, the Borrower Obligations may be declared to be forthwith due and payable as provided in Section 8.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.2) for purposes of Section 3.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Borrower Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Borrower Obligations being deemed to have become automatically due and payable), such Borrower Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 3.1.

      3.6 Continuing Guarantee.

      The guarantee in this Section 3 is a continuing guarantee, and shall apply to all Borrower Obligations whenever arising.

      3.7 Rights of Contribution.

      The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 3.7 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Banks of the Guaranteed Obligations (as defined below), and none of the Guarantors shall exercise any right or remedy under this Section 3.7 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 3.7, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 3;
(b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 3.7 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations or in respect of any Excess Payment.

                                   SECTION 4

      CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT

      The obligations of the Banks and the Issuing Bank to make the initial Extensions of Credit on the Closing Date are subject to satisfaction of the following conditions (in form and substance acceptable to the Banks) on the Closing Date:

      4.1 Executed Credit Documents.

      Receipt by the Agent of executed copies of this Credit Agreement, the Revolving Notes and the other Credit Documents (in sufficient numbers to provide a fully executed original of each, for each Bank).

      4.2 No Default; Representations and Warranties.

      Both at the time of the making of such initial Extensions of Credit and after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents then in effect shall be true and correct in all material respects.

      4.3 Opinion of Counsel.

      Receipt by the Agent of an opinion, or opinions, in form and substance reasonably satisfactory to the Banks, addressed to the Agent and the Banks and dated as of the Closing Date from counsel to the Borrower and the Guarantors (in sufficient numbers to provide a fully executed original to each Bank).

      4.4 Solvency.

      Receipt by the Agent of (a) an opinion from Murray, Devine & Co. in usual and customary form as to the financial condition, solvency and related matters of the Borrower and the Parent Company, together with each of their respective Subsidiaries on a consolidated basis, after giving effect on the Closing Date to the initial Extensions of Credit hereunder, the Recapitalization, the issuance of the Senior Notes and the Units Offering and (b) a certificate of a knowledgeable financial officer of the Borrower, in form and substance satisfactory to the Agent and the Required Banks, as to the financial condition, solvency and related matters of each Credit Party and each of its Subsidiaries, both collectively and individually after giving effect on the Closing Date to the initial Extensions of Credit hereunder, the Recapitalization, the issuance of the Senior Notes and the Units Offering

      4.5 Liability and Casualty Insurance.

      Copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth in the Mortgages. Satisfactory evidence of premium payments must also be provided.

      4.6 Corporate Documents.

      Receipt by the Agent of the following:

            (a) Charter Documents. Copies of the articles of incorporation or charter documents of the Borrower and the Guarantors certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

            (b) Resolutions. Copies of resolutions of the Board of Directors of the Borrower and the Guarantors approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date together with an incumbency certificate.

            (c) Bylaws. A copy of the bylaws of the Borrower and the Guarantors certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

            (d) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the Borrower and the Guarantors certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing in such state would have a material adverse effect on the business or operations of the Borrower and the Guarantors, taken as a whole, and (ii) to the extent available at the Closing Date, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities or evidence that such certificate has been requested.

      4.7 Recapitalization.

      (a) Receipt by the Agent of certified copies of the Recapitalization Agreement, the Stockholders Agreement and the Registration Rights Agreement, in each case together with all exhibits and schedules thereto and in form and substance satisfactory to the Agent and the Banks, together with evidence satisfactory to the Agent that (i) the Recapitalization shall have been consummated in accordance with the terms of the Recapitalization Agreement and
(ii) BRS shall have made a cash equity investment of at least $13,000,000 in the Parent Company.

      (b) Receipt by the Agent of certified copies of the Units Purchase Agreement, the Units Registration Rights Agreement, the Units Stockholders Agreement and the Certificate of Designation, in each case together with all exhibits and schedules thereto and in form and substance satisfactory to the Agent and the Banks, together with evidence satisfactory to it that (i) the Units Offering shall have been consummated in accordance with the terms of the Units Purchase Agreement and (ii) the Parent Company shall have received no more than $35,000,000 from the Units Offering.

      (c) Receipt by the Agent of certified copies of the Senior Note Purchase Agreement and the Senior Note Indenture, in each case together with all exhibits and schedules thereto and in form and substance satisfactory to the Agent and the Banks, together with evidence satisfactory to it that (i) the issuance of the Senior Notes shall have been consummated in accordance with the terms of the Senior Note Purchase Agreement and (ii) the Borrower shall have received up to $130,000,000 in proceeds from the issuance of the Senior Notes.

      (d) Receipt by the Agent of a certified copy of the Exchange Debenture Indenture, together with all exhibits and schedules thereto, in form and substance satisfactory to the Agent and the Banks.

      4.8 Availability.

      Evidence satisfactory to the Agent and the Banks that immediately after giving effect to the acquisition, the commitments under this Credit Agreement will be sufficient to meet the ongoing needs of the Borrower and its Subsidiaries, and in any event there will be availability under the Revolving Committed Amount of at least $17,500,000 immediately after giving effect to the initial Extensions of Credit on the Closing Date.

      4.9 Payment of Fees.

      Payment to the Agent of all fees payable to it or the Banks on the Closing Date in connection with the establishment of the credit facilities hereby.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

      Each Credit Party hereby represents and warrants to the Agent and each Bank that:

      5.1 Organization and Good Standing.

      Such Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

      5.2 Due Authorization.

      Such Credit Party (i) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

      5.3 No Conflicts.

      Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party (to the extent such Credit Party is a party thereto) will (i) violate or conflict with any provision of its charter documents or bylaws, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it the violation of which would have a Material Adverse Effect, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have a Material Adverse Effect, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or created in connection with the Credit Documents) upon or with respect its properties, the creation of which would have a Material Adverse Effect.

      5.4 Consents.

      No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party in respect of such Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by the Borrower or any Guarantor, or if required, such consent, approval and authorization has been obtained or if not obtained would not have a Material Adverse Effect.

      5.5 Enforceable Obligations.

      This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

      5.6 Financial Condition.

      The financial statements and financial information provided to the Banks, consisting of, among other things, (i) an audited combined balance sheet of the Consolidated Borrower Group dated as of January 27, 1996 together with related combined statements of earnings and of cash flows certified by Delloite & Touche LLP, certified public accountants, and (ii) a company-prepared combined balance sheet of the Consolidated Borrower Group dated as of February 1, 1997, together with related combined statements of income and of cash flows, present fairly the combined financial position, results of operations and cash flows of the Consolidated Borrower Group as of such date and for the period indicated, subject in the case of the financial statements described in clause (ii) to normal year-end adjustments and the absence of footnotes; such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as noted therein); and since January 31, 1996 there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect.

      5.7 No Default.

      No Default or Event of Default presently exists.

      5.8 Liens.

      Except for Permitted Liens, such Credit Party owns or has a right to use all properties and assets which are material to the operation of the business of the Borrower and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature.

      5.9 Indebtedness.

      As of the Closing Date, immediately after giving effect to the Recapitalization, such Credit Party has no Indebtedness except (i) as disclosed in the financial statements referenced in Section 5.6, (ii) Indebtedness arising under the Senior Note Purchase Agreements and the Senior Notes and (iii) the Indebtedness as set forth in Schedule 5.9.

      5.10 Litigation.

      Except as disclosed in Schedule 5.10, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of such Credit Party, threatened against such Credit Party which, if adversely determined, would likely have a Material Adverse Effect. Since the date of this Credit Agreement (or the date of the most recent update hereunder), there has been no material adverse change in the status of any actions, suits, investigations, litigation or proceedings disclosed hereunder the effect of which is likely to result in a Material Adverse Effect.

      5.11 Material Agreements.

      Such Credit Party is not in default in any material respect under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound which default would have a Material Adverse Effect.

      5.12 Taxes.

      Such Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any liens in favor of the Banks or the collateral agent designated by the Banks) by such Credit Party for which it has received a notice from a taxing authority except for such taxes (i) which are not yet delinquent, (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles or (iii) as would not have a Material Adverse Effect. As of the date hereof, such Credit Party is not aware of any proposed material tax assessments against it or any of its Subsidiaries.

      5.13 Compliance with Law.

      Except as set forth on Schedule 5.13, such Credit Party is in compliance with all laws, rules, regulations, orders and decrees (including without limitation environmental laws) applicable to it, or to its properties, the failure to comply with which would have a Material Adverse Effect.

      5.14 ERISA.

      (i) No Reportable Event has occurred and is continuing with respect to any Plan; (ii) no Plan has an accumulated funding deficiency determined under
Section 412 of the Code, (iii) no proceedings have been instituted, or, to the knowledge of such Credit Party, are threatened or planned, to terminate any Plan, (iv) neither such Credit Party nor any member of a Controlled Group, nor any duly-appointed administrator of a Plan has instituted or intends to institute proceedings to withdraw from any Multiemployer Plan; and (v) each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto where, with respect to any of the foregoing representations and warranties of this Section 5.14, the liability for a failure thereof or as a result thereof would have a Material Adverse Effect. Notwithstanding the foregoing, any representation or warranty of this Section
5.14 with respect to any Plan which is a Multiemployer Plan shall be made to the best knowledge of the Credit Party.

      5.15 Subsidiaries.

      Set forth in Schedule 5.15 is a complete and accurate list of all Subsidiaries of each Credit Party as of the date hereof. Information on the attached Schedule includes jurisdiction of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by such Credit Party, directly or indirectly, free and clear of all liens, security interests and other charges or encumbrances (other than Permitted Liens).

      5.16 Use of Proceeds; Margin Stock.

      The proceeds of the Revolving Loans hereunder will be used solely for the purposes specified in Section 6.10. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. Such Credit Party does not own "margin stock".

      5.17 Government Regulation.

      Such Credit Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, such Credit Party is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.18 Hazardous Substances.

      Except as disclosed on Schedule 5.18 or except as would not reasonably be expected to have a Material Adverse Effect, the real property owned or leased by such Credit Party and its Subsidiaries or on which it or its Subsidiaries operates (the "Subject Property") (i) is free from "releases" of "hazardous substances" as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended, and the regulations promulgated thereunder; (ii) no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. ss.763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. ss.763.63) or the past or present accumulation, spillage or leakage of any such substance; (iii) such Credit Party and its Subsidiaries are in substantial compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their businesses; and (iv) such Credit Party knows of no complaint or investigation regarding real property which it or any other Credit Party owns or leases or on which it or any other Credit Party operates.

      5.19 Patents, Franchises, etc.

      Except as disclosed on Schedule 5.19, to the best knowledge of each Credit Party, the Borrower (i) possesses or has the right to use in the United States all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are reasonably necessary for the operation of its business as presently conducted and (ii) has obtained all material licenses, permits, franchises or other governmental authorizations in the United States necessary to the ownership of its respective property and to the conduct of its business except as would not reasonably be expected to have a Material Adverse Effect.

      5.20 Solvency.

      Such Credit Party and each of its Subsidiaries, both collectively and individually, is and, after consummation of this Credit Agreement and after giving effect to all Indebtedness incurred hereunder, will be solvent.

      5.21 No Material Misstatements.

      As of the Closing Date, there is no fact known to the Borrower that the Borrower has not disclosed in writing to the Agent that, so far as the Borrower can reasonably foresee, would have a Material Adverse Effect.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that until the Revolving Loans and LOC Obligations, together with interest, and fees hereunder, have been paid in full and the Commitments hereunder shall have terminated:

      6.1 Information Covenants.

      The Credit Parties will furnish, or cause to be furnished, to the Agent and each Bank:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, beginning with the fiscal year ending February 1, 1997, a consolidated balance sheet of the Parent Company, the Borrower and their Subsidiaries as at the end of such fiscal year together with related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and audited by KPMG Peat Marwick, Deloitte & Touche, LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles then in effect applied on a Consistent Basis (except for changes with which such accountants concur). In addition, as soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, an unaudited company-prepared consolidating balance sheet of the Parent Company, the Borrower and their Subsidiaries (and a combined balance sheet for the Consolidated Borrower Group) as at the end of such fiscal year together with related consolidating (and, for the Consolidated Borrower Group, combined) statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidating (and for the Consolidated Borrower Group, combined) figures for the preceding fiscal year.

            (b) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, a combined balance sheet for the Consolidated Borrower Group as at the end of such monthly period together with related combined statements of income and retained earnings and of cash flows for the Consolidated Borrower Group for such monthly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form combined figures for the corresponding period of the preceding fiscal year, all in reasonable form and detail reasonably acceptable to the Required Banks, and accompanied by a certificate of a knowledgeable financial officer of the Borrower having been prepared in accordance with generally accepted accounting principles applied on a consistent basis (unless otherwise disclosed therein), subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes and to the best of his knowledge and belief, as being true and correct in all material respects.

            (c) Annual Budget Plan. As soon as available, but in any event no more than 30 days after the end of each fiscal year, a copy of the detailed annual budget or plan for the next fiscal year, in form and detail reasonably acceptable to the Required Banks, together with a summary of the material assumptions made in the preparation of the budget or plan.

            (d) Borrowing Base Certificates. As soon as practicable and in any event within 25 days after the end of each calendar month, a statement of the Borrowing Base and its components as of the end of the immediately preceding monthly accounting period, substantially in the form of Schedule 6.1(d) hereto, certified by a knowledgeable financial officer of the Borrower to be true and correct in all material respects as of such date.

            (e) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and (b) hereof, a certificate of a knowledgeable financial officer of the Borrower substantially in the form of Schedule 6.1(e) to the effect that to the best of his knowledge and belief no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. In addition, within 45 days after the end of each fiscal quarter of the Borrower, the Borrower shall deliver an officer's certificate which demonstrates compliance with the financial covenants contained in Section
      6.11 by calculation thereof on or attached to such certificate as of the end of each such fiscal period which certificate shall also include a summary of any differences in the application of generally accepted accounting principles as applied in such financial statements delivered from those required by this Credit Agreement, an estimation of their effect and a reconciliation therefor as to the financial covenants setout in Section 6.11 hereof.

            (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 6.1(a), a certificate of the accountants conducting the annual audit stating whether, in the course of their audit, they have become aware of any Default or Event of Default (insofar as any such terms or provisions pertain to accounting matters) and, if any such Default or Event of Default exists, specifying the nature and extent (if quantifiable) thereof.

            (g) Auditor's Reports. Promptly upon request, a copy of any other report or "management letter" submitted by independent accountants to the Parent Company, the Borrower or a Subsidiary in connection with any annual, interim or special audit of the consolidated financial statements of the Parent Company, the Borrower or any of their Subsidiaries.

            (h) SEC and Other Reports. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission, or any successor agency, by the Parent Company, the Borrower or any of its Subsidiaries, and copies of all financial statements, proxy statements, notices and reports as the Parent Company, the Borrower or its Subsidiaries shall send to its shareholders or to the holders of any other Indebtedness (including specifically without limitation, any Subordinated Debt) in their capacity as such holders.

            (i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Agent or the Required Banks may reasonably request.

            (j) Notice of Default or Litigation. Upon any Credit Party obtaining knowledge thereof, it will give written notice to the Agent (i) immediately, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and
      (ii) promptly, but in any event within 5 Business Days, of the occurrence of any of the following with respect to any of the Credit Parties: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding which if adversely determined is likely to have a Material Adverse Effect, (B) any levy of an attachment, execution or other process against its assets having a value of $500,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness in an amount greater than $1,000,000, (D) any development in its business or affairs which has resulted in, or which will likely result in, a Material Adverse Effect, or (E) the institution of any proceedings with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance or the release into the environment or storage of any toxic or hazardous waste or substance, which liability, violation or alleged violation of which would likely have a Material Adverse Effect, or
      (F) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against any of the Credit Parties, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV or ERISA, the termination of any Plan, and the amount of liability incurred or which may be incurred in connection with any such event in each case, only to the extent that any of the foregoing subjects a Credit Party to a liability which would have a Material Adverse Effect.

      6.2 Preservation of Existence and Franchises.

      Except as otherwise permitted under Section 7.4, each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, material rights, franchises and authority.

      6.3 Books, Records and Inspections.

      Each of the Credit Parties will keep proper books and records of its transactions in accordance with good accounting practices. Each of the Credit Parties will permit on reasonable notice and, prior to the occurrence of an Event of Default, at reasonable times during normal business hours, officers or designated representatives of the Agent or any Bank to visit and inspect its books of account and records and any of its properties or assets (in whomever's possession) and to discuss the affairs, finances and accounts of such Credit Parties with, and be advised as to the same by, its and their officers, directors and independent accountants.

      6.4 Compliance with Law.

      Each of the Credit Parties will comply with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable Governmental Authorities applicable to it and its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) if noncompliance with any such law, rule, regulation or restriction would have a Material Adverse Effect.

      6.5 Payment of Taxes and Other Indebtedness.

      Each of the Credit Parties will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness (A) which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with generally accepted accounting principles, or (B) if the failure to make any such payment would not have a Material Adverse Effect.

      6.6 Insurance.

      Each of the Credit Parties will, at all times maintain in full force and effect insurance or self-insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are reasonable and adequate in the Credit Party's reasonable discretion unless higher limits or other types of coverage are usually maintained by companies of similar size in a similar industry, in which case, the Required Banks may require such Credit Party to maintain insurance in accordance with such standards. The present coverage is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.6 hereto and is acceptable to the Banks as of the Closing Date. Each such policy shall name the Agent as additional insured, or if the Agent shall request, as loss payee, and shall provide that the Agent shall request, as loss payee, and shall provide that the Agent will be provided with 30 days' prior written notice in the case of cancellation. Unless otherwise requested, liability insurance shall name the Agent as additional insured and casualty insurance shall name the Agent as loss payee.

      6.7 Maintenance of Property.

      Except as otherwise permitted by Section 7.4, each of the Credit Parties will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      6.8 Performance of Obligations.

      Each of the Credit Parties will perform in all material respects all of its obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except where the failure to do so would not have a Material Adverse Effect.

      6.9 ERISA.

      Each Credit Party will, (a) at all times, make prompt payment of all contributions required under all employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Pension Plans") and be required to meet the minimum funding standard set forth in ERISA with respect to each Plan, except where the failure to do so would not have a Material Adverse Effect; (b) promptly upon request, furnish the Agent and the Banks copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Pension Plans for each Plan Year; (c) notify the Agent within ten (10) Business Days of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (d) as soon as reasonably possible furnish to the Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested by the Agent.

      6.10 Use of Proceeds.

      Extensions of Credit hereunder may be used to (i) refinance Indebtedness outstanding under the Existing Credit Agreement, (ii) pay fees and expenses incurred in connection with this Credit Agreement, and (iii) provide for working capital and other general corporate purposes not prohibited by this Credit Agreement.

      6.11 Financial Covenants.

            (a) Ave. Funded Debt to Consolidated EBITDA. As of the end of each fiscal quarter set forth below, there shall be maintained an Ave. Funded Debt to Consolidated EBITDA Ratio of not greater than the ratio specified below:

            Fiscal Quarter Ending                                Ratio
            ---------------------                                -----

            May 3, 1997 and each fiscal quarter ending           6.00 : 1.00
            thereafter until but including the fiscal quarter ending November 1, 1997

            January 31, 1998 and each fiscal quarter ending      5.25 : 1.00
            thereafter until but including the fiscal quarter ending October 31, 1998

            January 30, 1999 and each fiscal quarter ending      4.75 : 1.00
            thereafter until but including the fiscal quarter ending October 30, 1999

            January 29, 2000 and each fiscal quarter ending      4.50 : 1.00
            thereafter until but including the fiscal quarter ending October 28, 2000

            January 27, 2001 and each fiscal quarter ending      4.25 : 1.00
            thereafter until but including the fiscal quarter ending October 27, 2001

            February 2, 2002 and thereafter                      4.00 : 1.00

            (b) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, there shall be maintained a Consolidated Fixed Charge Coverage Ratio of not less than the ratio specified below:

            Fiscal Quarter Ending                                Ratio
            ---------------------                                -----

            May 3, 1997 and each fiscal quarter ending           1.10 : 1.00
            thereafter until but including the fiscal quarter ending October 30, 1999

            January 29, 2000 and each fiscal quarter ending      1.15 : 1.00
            thereafter until but including the fiscal quarter ending October 27, 2001

            February 2, 2002 and thereafter                      1.20 : 1.00

            (c) Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter, there shall be maintained a Consolidated Interest Coverage Ratio of not less than the ratio specified below:

            Fiscal Quarter Ending                                Ratio
            ---------------------                                -----

            May 3, 1997 and each fiscal quarter ending           1.50 : 1.00
            thereafter until but including the fiscal quarter ending October 30, 1999

            January 29, 2000 and each fiscal quarter ending      1.75 : 1.00
            thereafter until but including the fiscal quarter ending October 27, 2001

            February 2, 2002 and thereafter                      2.00 : 1.00

      6.12 Additional Subsidiary Guarantors.

      The Borrower will cause each of its Domestic Subsidiaries (other than Anvil (Czech), Inc.), whether newly formed, after acquired or otherwise existing, to promptly become a "Guarantor" hereunder by way of execution of a Joinder Agreement. The obligations of any such Additional Credit Party shall be secured by a pledge of 100% of the capital stock of its Domestic Subsidiaries and, subject to the terms of Section 6.13, 65% of the capital stock (or other equity interest) of its other Subsidiaries, to the extent any such pledge is permissible under applicable law. Each Additional Credit Party shall deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder), all in form, content and scope reasonably satisfactory to the Agent.

      6.13 Pledged Assets.

      Each Credit Party will cause (i) all of its owned real properties and personal property (other than fixtures located at 228 East 45th Street, New York, New York 10017) located in the United States, (ii) to the extent deemed to be material by the Agent in its sole reasonable discretion, all of its other owned real properties and personal property and (iii) all of its leased real properties located in the United States to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Agent pursuant to the terms and conditions hereunder or under any of the other Credit Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request. Without limiting the generality of the above, the Credit Parties will cause 100% of the capital stock (or other equity interests) in each of their direct or indirect Domestic Subsidiaries and, to the extent permitted by applicable law, 65% of the capital stock (or other equity interests) in each of their direct Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions hereunder, under any of the other Credit Documents or under such other security documents as the Agent shall reasonably request; provided that, notwithstanding the foregoing, the Credit Parties shall not be required to cause the Agent's Lien in 65% of the equity interests of A.K.H., S.A. to be perfected unless, if A.K.H., S.A. has any assets, A.K.H., S.A. shall not have been dissolved by the first anniversary of the Closing Date.

      If, subsequent to the Closing Date, a Credit Party shall (a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as collateral hereunder or under any of the other Credit Documents or (b) acquire or lease any real property, the Borrower shall promptly (and in any event within three (3) Business Days after any officer of a Credit Party acquires knowledge of same) notify the Agent of same. Each Credit Party shall take such action, at its own expense, as requested by the Agent to ensure that the Banks have a first priority perfected Lien in
(i) all owned real properties and personal property of the Credit Parties located in the United States, (ii) to the extent deemed to be material by the Agent in its sole reasonable discretion, all other owned real properties and personal property of the Credit Parties and (iii) all leased real properties located in the United States, subject in each case only to Permitted Liens.

      6.14 Title Commitment, Survey and Flood Hazard Certification.

      As soon as available and in any event within sixty (60) days of the Closing Date, the Credit Parties will furnish, or cause to be furnished, to the Agent and each Bank:

            (a) A standard ALTA mortgagee title insurance commitment (or sufficient endorsements to existing title insurance policies) as to the premises owned and leased by the Borrower which are the subject of the Mortgages from a company or companies reasonably acceptable to the Agent and the Banks, providing coverage for the most recently appraised value of such premises and containing no title exceptions not reasonably acceptable to the Agent and the Banks.

            (b) A copy of a recent survey (or a recent certification as to the accuracy of an existing survey) of the premises owned and leased by the Borrower which are the subject of the Mortgages prepared by a registered engineer or land surveyor in a form reasonably acceptable to the Agent and the Banks and including thereon a certificate that none of the improvements on the subject premises are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area unless then the Credit Party will provide a flood insurance policy naming the Agent as mortgagee. The survey shall include reasonably satisfactory evidence that such premises abut and have fully adequate direct and free access to a dedicated public street and thoroughfare.

      6.15 Equity Transactions.

      Promptly upon (but in any event not later than five (5) Business Days following) receipt of any Net Proceeds in connection with any Equity Transaction by the Parent Company, the Borrower or any of their Subsidiaries, the Credit Parties will prepay (with a corresponding commitment reduction in the case of any revolving Funded Debt) Funded Debt of the Borrower or any of its Subsidiaries, as the Borrower may elect, in an aggregate amount equal to 100% of the Net Proceeds actually received by the Parent Company, the Borrower and/or their Subsidiaries therefrom. To the extent that the Revolving Loans are prepaid with any Net Proceeds pursuant to the terms hereof, such amounts shall be applied in accordance with the terms of Section 2.8(c) and may not be reborrowed.

      6.16 Anvil (Czech), Inc.

      As soon as is reasonably practical, the Borrower will cause Anvil (Czech), Inc. to be dissolved.

                                    SECTION 7

                               NEGATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that until the Revolving Loans and LOC Obligations, together with interest, and fees hereunder, have been paid in full and the Commitments hereunder shall have terminated:

      7.1 Indebtedness.

      None of the Credit Parties will contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

            (b) Indebtedness arising under the Senior Note Purchase Agreement, the Senior Note Indenture and the Senior Notes;

            (c) Indebtedness existing as of the Closing Date as referenced in
      Section 5.9 (and renewals, refinancings or extensions thereof on terms and conditions no more favorable in any material respect (taken as a whole) to such Person than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that Indebtedness outstanding thereunder as of the date of such renewal, refinancing or extension);

            (d) Indebtedness in respect of current accounts payable or accrued expenses (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business;

            (e) purchase money Indebtedness incurred to finance the purchase of fixed assets and Capital Lease Obligations generally (other than, and in addition to, as provided in Section 7.1(c)) and any renewals, refinancings or extensions thereof, provided that (i) the total of all such Indebtedness and Capital Lease Obligations permitted by this subsection
      (e) shall not exceed the sum of an aggregate principal amount of $1,000,000 at any one time outstanding; (ii) such Indebtedness and Capital Lease Obligations when incurred shall not exceed the purchase price of the asset financed plus reasonable transaction expenses related thereto; and
      (iii) no such Indebtedness and Capital Lease Obligations shall be refinanced for a principal amount in excess of the Indebtedness outstanding thereon at the time of such refinancing;

            (f) Indebtedness owing by the Borrower to a Guarantor, by a Guarantor to the Borrower or by a Guarantor to another Guarantor;

            (g) Guaranty Obligations of Indebtedness for borrowed money and Capital Lease Obligations, each to the extent otherwise permitted by this
      Section 7.1;

            (h) other Indebtedness (and including any letters of credit issued outside of this Credit Agreement) which does not exceed $1,000,000 in the aggregate at any time outstanding;

            (i) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes; and

            (j) Indebtedness of the Parent Company in respect of the Subordinated Debt.

Notwithstanding the foregoing, nothing in this Section 7.1 shall be deemed to permit the Borrower or any of its Subsidiaries to have any Guaranty Obligations in respect of any Subordinated Debt.

      7.2 Liens.

      None of the Credit Parties will create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

      7.3 Nature of Business.

      None of the Credit Parties will engage in a business substantially different from the business conducted by the Credit Parties as of the Closing Date other than reasonable expansions and extensions. The Parent Company shall not engage in any business, activity or operations other than owning and holding capital stock of the Borrower, actions necessary for consummation of the Recapitalization, incurring Subordinated Debt to the extent permitted by Section 7.1(j), guaranteeing Indebtedness of the Borrower, pledging its assets as security for obligations under the Credit Documents, and activities related thereto.

      7.4 Consolidation, Merger, Sale of Assets, etc.

      None of the Credit Parties will

            (a) dissolve, liquidate, or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets outside the ordinary course of its business or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

            (i)   Specified Sales; and

            (ii) other Asset Sales, provided that in the event the Net Proceeds resulting therefrom in any twelve-month period exceed $500,000 in any single instance or $1,000,000 in the aggregate during any twelve-month period, then such Net Proceeds shall be used to repay Indebtedness of the Borrower or any Subsidiary who is a Credit Party; however, notwithstanding the foregoing, in the event such Net Proceeds are the result of a Recovery Event or otherwise, the Borrower or any Subsidiary who is a Credit Party may use all or any part of such Net Proceeds to repair or replace damaged property or to purchase or otherwise acquire new assets or property provided that such purchase or acquisition is committed to by such Credit Party with 180 days of the receipt of such Net Proceeds and such purchase or acquisition is consummated within 270 days of such receipt;

      as used herein, "substantial part" shall mean if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Credit Parties, taken as a whole (other than in the ordinary course of business), during the 12-month period ending with the date of such Asset Sale exceeds 5% of consolidated assets, determined as of the end of the immediately preceding fiscal year; or

            (b) enter into any transaction of merger or consolidation, or agree to a merger or consolidation at a future time, except for (i) the merger or consolidation of a Credit Party (other than the Parent Company) into the Borrower, provided that the Borrower shall be the surviving or continuing corporation, (ii) the merger or consolidation of a Credit Party (other than the Parent Company or the Borrower) into another Credit Party (other than the Parent

      Company or the Borrower), (iii) the merger or consolidation of another Person into a Credit Party (other than the Parent Company) made in connection with an acquisition by such Credit Party permitted by Section 7.5, provided that such Credit Party shall be the surviving or continuing corporation and (iv) the Borrower may merge with the Parent Company in connection with a Qualifying Public Equity Offering if (a) the Borrower shall be the continuing or surviving corporation, (b) after giving effect thereto, no Default or Event of Default exists and (c) the Borrower shall prepay (with a corresponding commitment reduction in the case of any revolving Funded Debt) Funded Debt of the Borrower and its Subsidiaries with 100% of the Net Proceeds from the Qualifying Public Equity Offering as contemplated by the terms of Section 6.15.

      7.5 Investments.

      None of the Credit Parties will make any Investment in any Person, except for Permitted Investments.

      7.6 Prepayments of Indebtedness, etc.

      None of the Credit Parties will

            (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof,
      (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Banks, including, but not limited to, shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto or changing any subordination provision thereof, or (ii) except as set forth in Section 6.15, make (or give any notice with respect thereto) any voluntary or optional payment or any prepayment or any redemption or any acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness;


            (b) after the issuance thereof, amend or modify, or permit the amendment or modification of

                  (i) any of the subordination provisions of any Subordinated
            Debt; or

                  (ii) any other material terms of any Subordinated Debt, except
            (A) for a waiver by the holder of such Subordinated Debt with respect to compliance with the terms thereof, and (B) after fifteen
            (15) days prior written notice to the Agent and each of the Banks, of any such amendment or modification which is not adverse to either the issuer thereof or to the interests of the Banks in their capacity as the holders of any of the Total Revolving Obligations, or

                  (c) make any payment, prepayment, redemption, acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt (including, without limitation, interest thereon); provided, however, the foregoing shall not prohibit the following, (i) any payment, prepayment, redemption, acquisition made from and to the extent of the Net Proceeds of any Equity Transaction as permitted by Section 7.7(iv), (ii) in the case of Subordinated Debt owing to a member of the Management Group, to the extent permitted in Section 7.7(iii), and (iii) upon issuance of the Exchange Debentures, payments-in-kind of interest on the Exchange Debentures, but only to the extent such payments are not prohibited by Section 10.3 of the Exchange Debenture Indenture.

      7.7 Restricted Payments.

      None of the Credit Parties will make any Restricted Payments; except (i) Subsidiaries of the Borrower may pay dividends or make other payments or advances to the Borrower, (ii) the Borrower may pay dividends or make payments to the Parent Company (A) pursuant to an intercompany tax sharing arrangement but only to an extent that the amount of such dividend or other payment reflects the applicable tax liability of the Parent Company and its consolidated Subsidiaries which dividend or payment will be paid by the Parent Company, (B) to enable the Parent Company to pay ordinary and necessary expenses associated with the limited activities of the Parent Company, such as reasonable accounting and professional expenses to third parties and director's fees and reasonable expenses which director's fees

                  (1) in the case of directors which are Investors or officers, directors or employees of an Investor, directors' fees shall not exceed $50,000 in the aggregate in any single calendar year; and

                  (2) in the case of directors which are not Investors or
            officers, directors or employees of an Investor, directors' fees shall not be in excess of amounts which would be reasonable and customary for outside directors of similarly situated companies, and any and all state franchise taxes and similar taxes, and (C) in an amount necessary to redeem or otherwise purchase capital stock of the Management Group to the extent permitted by clause (iii) of this Section 7.7, (iii) any Credit Party may redeem or otherwise purchase capital stock of members of the Management Group in an aggregate cash amount (including in connection herewith payment or prepayment of Subordinated Debt owing to members of the Managing Group under Section 7.1(j) of up to $500,000 in any calendar year (or if less than such amount is paid in any year, the "unused" portion may be carried-over for a period of three (3) successive calendar years and serve to increase amounts otherwise permitted in such subsequent years, with purchases and redemptions in a given year being applied first to carry-over amounts, beginning with the oldest carry-over amounts and working forward to the most recent carry-over amounts, and then to the amount permitted for the year in which they are made), but not to exceed $2,500,000 during the term of this Credit Agreement, provided, that the aggregate amount of any such redemptions may be increased in a given fiscal year by an amount equal to actual cash consideration received in such fiscal year from members of the Management Group from the sale of capital stock,
(iv) the portion of Net Proceeds from any Equity Transaction which is not paid to the Banks for application to the Revolving Loans may used to prepay (with a corresponding commitment reduction in the case of any revolving Funded Debt) Funded Debt of the Borrower and/or its Subsidiaries in accordance with the provisions of Section 6.15, (v) upon issuance of the Exchange Debentures in accordance with Section 7.11, the Parent Company may repurchase fractional shares of and pay accrued dividends owing with respect to the Senior Preferred Stock and (vi) pursuant to the terms of the Recapitalization Agreement, any payments made in connection with the Recapitalization.

      7.8 Transactions with Affiliates.

      None of the Credit Parties will enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder of any Credit Party or to any Subsidiary which is not a Credit Party or Affiliate of any Credit Party (other than another Credit Party) other than on terms and conditions substantially as favorable than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate, except that the restriction contained in this Section 7.8 shall not apply to (i) Permitted Investments, (ii) transactions permitted by Section
7.5 and 7.7, (iii) transactions contemplated by the Recapitalization Agreement, including any and all payments required to be paid pursuant to the terms thereof, (iv) transaction fees and reimbursement of expenses paid to such officer, director, shareholder or Affiliate in connection with the transactions contemplated by the Recapitalization Agreement (and the agreements executed in connection therewith) in an amount not to exceed $4,000,000, (v) transactions contemplated by the Stockholders Agreement, the Registration Rights Agreement, the Units Registration Rights Agreement or the Units Stockholders Agreement,
(vi) transactions with employees or officers of any Credit Party in the ordinary course of business so long as any material transactions have been approved by the Board of Directors of such Credit Party, (vii) transactions among and between the Credit Parties, (viii) the redemption or other purchase of capital stock of members of the Management Group to the extent permitted by Section 7.7 and (ix) the sale of equity securities by the Parent Company.

      7.9 Ownership of Subsidiaries.

      Neither the Parent Company, the Borrower nor any of their Subsidiaries will sell, transfer or otherwise dispose of, any shares of capital stock or permit the Borrower or any Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any Subsidiary, except (i) the Units Offering,
(ii) in the case of a Subsidiary, capital stock that is issued, sold or transferred to the Borrower or any other Subsidiary of the Borrower, (iii) pursuant to any Equity Transaction so long as the Net Proceeds therefrom are, to the extent required, applied to prepay (with a corresponding commitment reduction in the case of any revolving Funded Debt) Funded Debt of the Borrower and its Subsidiaries pursuant to Section 6.15, (iv) by the Parent Company, the Borrower or any of its Subsidiaries expressly for the purpose of acquiring new assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of such Net Proceeds therefrom and such purchase or acquisition is consummated within 270 days of such receipt, and (v) in any transaction not constituting an Equity Transaction. Neither the Borrower nor any of its Subsidiaries will create, form or acquire a Subsidiary unless such Subsidiary is or would be a Subsidiary.

      7.10 Fiscal Year.

      Unless required by applicable law, none of the Credit Parties will change its fiscal year without the consent of the Agent, which consent shall not be unreasonably withheld or delayed.

      7.11 Exchange Debentures.

      So long as any Default or Event of Default shall exist and be continuing, no Credit Party will permit the Senior Preferred Stock to be exchanged for Exchange Debentures.

                                    SECTION 8

                                EVENTS OF DEFAULT

      8.1 Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. Any Credit Party shall:

                  (i) default in the payment when due of any principal of any of the Revolving Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or in providing cash collateral when due pursuant to Section 8.2(iv) (or payment of any guaranty obligations in respect thereof), or

                  (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Revolving Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith (or payment of any guaranty obligations in respect thereof); or

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c) Covenants. Any Credit Party shall:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.1(j), 6.2, 6.11 or 7.1 through 7.11, inclusive, or

                  (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) this Section 8.1) contained in any Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof to the Borrower by the Agent; or

            (d) Other Credit Documents. Any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Banks the security interests, liens, rights, powers and privileges purported to be created thereby; or

            (e) Guaranties and Subordination Provisions. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such guarantor's obligations under such guaranty, or any guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or the subordination provisions of the Subordinated Debt permitted under Section 7.1 or any material provision thereof shall cease to be in full force and effect (other than as a result of payment in full permitted by the terms of this Credit Agreement); or

            (f) Bankruptcy, etc. A Credit Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against a Credit Party under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of a Credit Party; or a Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to a Credit Party; or there is commenced against a Credit Party any such proceeding which remains undismissed for a period of 60 days; or a Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or a Credit Party suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 60 days; or a Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by a Credit Party for the purpose of effecting any of the foregoing; or

            (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under any Credit Document) of the Credit Parties in a principal amount in excess of $1,000,000, (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            (h) Judgments. One or more judgments, orders, or decrees shall be entered against any Credit Party involving a liability of $500,000 or more in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has not denied coverage) shall be rendered by a court of competent jurisdiction and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (i) the last day on which such judgment, order or decree becomes final and unappealable or (ii) 60 days; or

            (i) ERISA. Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities (individually and collectively, a "Material Plan") shall be filed under Title IV of ERISA by any such Credit Party or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans; provided, however, a default shall only exist as a result of the occurrence of any of the events referred to in this clause (i) if the effect of such event would result in a Material Adverse Effect; or

            (j) Recapitalization Documents. There shall occur and be continuing any Event of Default under and as defined in any Recapitalization Document; or

            (k) Ownership. There shall occur a Change of Control.

      8.2 Acceleration; Remedies.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks, the Agent may, and shall, upon the request and direction of the Required Banks, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Agent or any Bank to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (i) Termination of Commitments. Declare the Commitments
            terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration of Revolving Loans. Declare the unpaid
            principal of and any accrued interest in respect of all Revolving Loans and unreimbursed drawings in respect of LOC Obligations and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Banks hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

                  (iv) Cash Collateral. Direct the Credit Parties to pay (and
            the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Banks, in a cash collateral account as additional security for the LOC Obligations for subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(f) shall occur, then the Commitments shall automatically terminate and all Revolving Loans and LOC Obligations, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Banks hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Banks.

                                   SECTION 9

                               AGENCY PROVISIONS

      9.1 Appointment.

      Each Bank hereby designates and appoints NationsBank, N.A. as agent (in such capacity as Agent hereunder, the "Agent") of such Bank to act as specified herein and the other Credit Documents, and each such Bank hereby authorizes the Agent, as the agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. To the extent the provisions of this Section relate to intercreditor or other issues as between and among the Agent and the Banks, the provisions of this Section are solely for the benefit of the Agent and the Banks and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.

      9.2 Delegation of Duties.

      The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

      9.3 Exculpatory Provisions.

      Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency hereof or of any of the other Credit Documents, or for any failure of the Borrower or the Guarantors to perform their obligations hereunder or thereunder. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Credit Parties to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Revolving Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

      9.4 Reliance on Communications.

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Banks as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 10.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 10.6, all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

      9.5 Notice of Default.

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks.

      9.6 Non-Reliance on Agent and Other Banks.

      Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or other Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Revolving Loans hereunder and enter into this Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

      9.7 Indemnification.

      The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Total Revolving Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Total Revolving Obligations and all other amounts payable hereunder and under the other Credit Documents.

      9.8 Agent in Its Individual Capacity.

      The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Revolving Loans made and all Total Revolving Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

      9.9 Successor Agent.

      The Agent may, at any time, resign upon 20 days' written notice to the Borrower and the Banks, and be removed with or without cause by the Required Banks upon 30 days' written notice to the Borrower and the Agent. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Bank hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Credit Documents and the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

      9.10 Co-Agents.

      The Co-Agents, in their capacities as such, shall have no rights, powers, duties or obligations under this Credit Agreement or any of the other Credit Documents.

                                   SECTION 10

                                  MISCELLANEOUS

      10.1 Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and in the case of the Banks, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

            if to the Borrower or the Guarantors:

                  Anvil Knitwear, Inc.
                  228 East 45th Street
                  New York, New York  10017
                  Attn:  Jacob Hollander
                  Telephone:  (212) 476-0352
                  Telecopy:   (212) 885-9411

            if to the Agent:

                  NationsBank, N.A.
                  101 N. Tryon Street
                  Independence Center
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attn: Cliff Luckadoo
                  Telephone:  (704) 386-7637
                  Telecopy:   (704) 388-9436
            with a copy to:

                  NationsBank, N.A.
                  NationsBank Corporate Center
                  100 North Tryon Street
                  NC1-007-08-11
                  Charlotte, North Carolina  28255
                  Attn: Joseph R. Netzel
                  Telephone: (704) 386-1185
                  Telecopy:  (704) 386-1270

      10.2 Right of Set-Off.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default and the commencement of remedies described in Section 8.2 hereof, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to such Bank hereunder, under the Revolving Notes, the other Credit Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. Amounts received by a Bank pursuant to an exercise of rights under this Section are subject to the sharing provisions of Section 2.17. The Borrower hereby agrees that any Person purchasing a participation in the Revolving Loans and Commitments hereunder pursuant to Section 10.3(c) or Section
2.17 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder.

      10.3 Benefit of Agreement.

            (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without prior written consent of all of the Banks; provided further that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3, provided however that nothing herein shall prevent or prohibit any Bank from (i) pledging its Revolving Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, or (ii) granting assignments or participation in such Bank's Revolving Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Bank which is at least 50% owned by such Bank or its parent company.

            (b) Assignments. Each Bank may, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 10.3(b) to one or more Eligible Assignees, provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount. Such assignments need not be pro rata across all the facilities. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account. The assigning Bank will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Bank" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Revolving Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Revolving Note or Revolving Notes, it will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Revolving Note (but with notation thereon that it is given in substitution for and replacement of the original Revolving Note or any replacement notes thereof).

      By executing and delivering an assignment agreement in accordance with this Section 10.3(b), the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the

      Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Bank.

            (c) Participations. Each Bank may sell, transfer, grant or assign participations in all or any part of such Bank's interests and obligations hereunder; provided that (i) such selling Bank shall remain a "Bank" for all purposes under this Credit Agreement (such selling Bank's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Bank hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Revolving Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Revolving Loans or Commitments in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Bank in respect of such participation to be those set forth in the participation agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 2.9, 2.10, 2.11 and 2.12 to the same extent that the Bank from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions; provided, that the Borrower shall not be required to reimburse the participant pursuant to Sections 2.9, 2.10, 2.11 or 2.12 in an amount which exceeds the amount that would have been payable thereunder to such selling Bank had such Bank not sold such participation.

      10.4 No Waiver; Remedies Cumulative.

      No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Guarantor and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

      10.5 Payment of Expenses, etc.

      The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Agent and the Banks in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (A) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of any Extension of Credit hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Substance on, under or about any property or operations of the Borrower or any of its Subsidiaries or any property leased to the Borrower or any of its Subsidiaries (but excluding in the case of either clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified). For purposes of this Section 10.5, "Hazardous Substance" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law.

      10.6 Amendments, Waivers and Consents.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Banks, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Revolving Loan, or any portion thereof, or extend the expiry date for a Letter of Credit beyond the period permitted by the terms of Section 2.4(a), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Banks over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Bank), (ii) release of any material portion of collateral securing the Total Revolving Obligations hereunder, (iii) release any Guarantor from its guaranty obligations hereunder, (iv) amend, modify or waive any provision of this Section or Section 2.9, 2.10, 2.11, 2.12, 2.13, 2.16, 2.17, 8.1(a), 9.7,
10.2 and 10.3, (v) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (vi) consent to the assignment or transfer by the Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) this Credit Agreement. No provision of Section 9 may be amended without the consent of the Agent.

      10.7 Counterparts.

      This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

      10.8 Headings.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      10.9 Survival of Indemnification.

      All indemnities set forth herein, including, without limitation, in
Section 2.10, 2.11, 2.12 or 10.5 shall survive the execution and delivery of this Credit Agreement, and the making of the Revolving Loans, the repayment of the Total Revolving Obligations and the termination of the Commitments hereunder.

      10.10 Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in New York City or of the federal courts of the United States sitting in New York City and, by execution and delivery of this Credit Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out notices pursuant to Section 10.1. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

            (b) Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      10.11 Severability.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      10.12 Entirety.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      10.13 Survival of Representations and Warranties.

      All representatives and warranties made by the Borrower herein shall survive delivery of the Revolving Notes and the making of the Revolving Loans hereunder.

      10.14 Confidentiality.

      The Agent and each Bank will hold all non-public information, obtained pursuant to the requirements of this Credit Agreement and which has been identified by the Borrower as such (and including the financial information), in accordance with its customary procedure for handling confidential information of such nature and in accordance with safe and sound banking practices, but may, in any event, make disclosure (i) to its officers, directors, employees, agents, representatives and advisers (including regular and special accountants and legal counsel), (ii) to any transferee or participant, or prospective transferee or participant, in connection with the contemplated transfer of the Total Revolving Obligations and Commitments hereunder or participations thereof, provided such transferees or participants, or prospective transferees or participants, shall consent in writing to be bound by the terms of this Section 10.14, (iii) as required or requested by any governmental agency or representative thereof in the ordinary course of the Bank's regulatory compliance, or (iv) pursuant to legal process provided that such party shall, to the extent reasonably possible, give the Borrower five days prior written notice thereof; provided, further, however, that the failure to give any such notice shall not give rise to any action or claim on account of any such failure; provided that, neither the Agent nor any of the Banks shall have any obligation under this Section to the extent that any such information becomes available on a non-confidential basis from a source other than the Parent Company, the Borrower or their Subsidiaries, or that any such information becomes publicly available other than by breach of this Section.

      10.15 Waiver of Jury Trial.

      TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE AGENT, EACH OF THE BANKS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.16 Binding Effect; Termination of Existing Credit Agreement.

      This Credit Agreement shall become effective as such time on the Closing Date when it shall have been executed by each of the Credit Parties and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Bank (including the Issuing Bank), and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, each Bank (including the Issuing
Bank) and the Agent, together with their respective successors and assigns. The Credit Parties and the Banks (including the Issuing Bank) party to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (i) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, (ii) the Commitments under the Existing Credit Agreement and as defined therein automatically shall be terminated and (iii) all of the promissory notes executed by the Borrower in connection with the Existing Credit Agreement automatically shall be canceled.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                     ANVIL KNITWEAR, INC.
                              a Delaware corporation


                              By /s/ Jacob Hollander
                                 ---------------------------------
                                   Jacob Hollander, Executive Vice President


GUARANTORS:                   ANVIL HOLDINGS, INC.,
                              a Delaware corporation


                              By /s/ Jacob Hollander
                                 ---------------------------------
                                   Jacob Hollander, Vice President


                              COTTONTOPS, INC.,
                              a Delaware corporation


                              By /s/ Jacob Hollander
                                 ---------------------------------
                                   Jacob Hollander, Vice President

                              [Signatures Continue]

BANKS:                        NATIONSBANK, N.A.,
                              individually in its capacity as a
                              Bank and in its capacity as Agent


                              By /s/ Joseph R. Netzel
                                 ---------------------------------
                                  Joseph R. Netzel, Vice President

                              [Signatures Continue]

                              BANK OF AMERICA ILLINOIS,
                              individually in its capacity as a
                              Bank and in its capacity as Co-Agent


                              By /s/ George C. Lyman
                                 ---------------------------------
                              Name:  George C. Lyman
                              Title: Vice-President

                              [Signatures Continue]

                              BANQUE NATIONALE DE PARIS,
                              individually in its capacity as a
                              Bank and in its capacity as Co-Agent


                              By /s/ Alan Hustasch
                                 ---------------------------------
                              Name:  Alan Hustasch
                              Title: VP


                              By /s/ Stephen P. Kovacs
                                 ---------------------------------
                              Name:  Stephen P. Kovacs
                              Title: AVP

                              [Signatures Continue]

                              HELLER FINANCIAL, INC.,
                              individually in its capacity as a
                              Bank and in its capacity as Co-Agent


                              By /s/ Jeffrey A. Schumacher
                                 ---------------------------------
                              Name:  Jeffrey A. Schumacher
                              Title: Assistant Vice President

                              [Signatures Continue]

                              THE CHASE MANHATTAN BANK, N.A.


                              By /s/ Roberta Weissenberg
                                 ---------------------------------
                              Name:  Roberta Weissenberg
                              Title: V.P.

                              [Signatures Continue]

                              FLEET NATIONAL BANK


                              By /s/ Eric Vandermel
                                 ---------------------------------
                              Name:  Eric Vandermel
                              Title: V.P.